                                                                    EXHIBIT 10.1

                                OPTION AGREEMENT

     This OPTION AGREEMENT (this "Agreement") dated as of February 8, 1995 is entered into among James R. Knapp, Gregory J. Knapp (the "Partners") and Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Santa Anita").

                                    RECITALS

     WHEREAS, the Partners are the sole limited partners of Bell Jackpot Club, L.P., a California limited partnership (the "Partnership"), and own at least 85% of the partnership interests in Bell Jackpot Promote, L.P. a California limited partnership, which is the sole general partner of the Partnership (the "General Partner");

     WHEREAS, the Partnership subleases (the "Sublease") from Bell Facility Partners, L.P. (the "Sublessor") (i) certain real property located at 4901 South Eastern Avenue, Bell, California, comprising an approximately 42,000 square foot building including mezzanine and appurtenances, located on approximately 7.5 acres of land with parking capacity for approximately 700 cars (the "Premises") and (ii) certain furniture, fixtures and equipment located on the Premises;

     WHEREAS, the City of Bell, California ("Bell") has adopted an ordinance to permit the operation of card clubs within Bell in accordance with the California Gaming Registration Act (the "Act");

     WHEREAS, James R. Knapp, Gregory J. Knapp, Michael A. Meczka and Duane K. Meek are the only individuals who own partnership interests in the General Partner (or its constituent entities);

     WHEREAS, James R. Knapp, Gregory J. Knapp, Michael A. Meczka and Duane K. Meek have been granted (i) conditional licenses, pursuant to the California Gaming Registration Act, from the State of California Department of Justice, and
(ii) have applied for a license from Bell, in each case to own and operate a card club (the "Casino") on the Premises;

     WHEREAS, Santa Anita wishes to obtain an option from the Partners to acquire a general partnership interest and a limited partnership interest in the Partnership, which option may be exercised by Santa Anita; and

     WHEREAS, the Partners desire to grant such an option to Santa Anita on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Partners and Santa Anita agree as follows:

     1.    Option
           ------

          The Partners hereby grant to Santa Anita an option (the "Option") to acquire such interest in the capital and profits of the Partnership as a general partner and a limited partner as shall be separately agreed by the parties. As part of the licensing process, such agreement will be made available to the State of California Department of Justice (or the regulatory agency that then has jurisdiction under the Act to grant such licenses) (the "DOJ") for its review and approval. The parties acknowledge that the Partners do not directly own a general partnership interest in the Partnership, but rather own all of the capital stock of the corporation that is the sole general partner of the General Partner; accordingly, it is understood and agreed that the Partners' obligation hereunder with respect to the general partnership interest is to cause the General Partner to convey and assign to Santa Anita the general partnership interest subject to the Option.

          Prior to the exercise of the Option, Santa Anita shall have the right to sell, assign or transfer all of Santa Anita's rights and obligations under this Agreement to a wholly-owned subsidiary of Santa Anita or of Santa Anita Operating Company. References in this Agreement to Santa Anita, other than the representations of Santa Anita contained in paragraph 5, shall be deemed to refer to any such subsidiary if the Option is so transferred.

     2.    Consideration
           -------------

          As consideration for the Option, Santa Anita shall pay the Partners $2,000,000 (the "Option Price"). The Option Price shall be paid by wire transfer or check (as determined by the Partners) in immediately available funds on the date this Agreement is executed by the Partners and Santa Anita. The Partners agree that any payments made to either Partner pursuant to this Agreement shall be in full and complete satisfaction of the obligation of Santa Anita to make such payment, regardless of any agreement between the Partners as to allocation of such payment between them.

     3.    Exercise of Option
           ------------------

          (a) Subject to the other provisions of this Agreement, the Option shall first be exercisable once Santa Anita has received all necessary licenses or other approvals (the "Licenses") required by law (whether local, state or federal) to own an interest in and operate the Casino, including, without limitation (if required at such time), (i) a conditional license pursuant to the Act (or any successor statute) from the DOJ, and
     (ii) a license from Bell.

          (b) In order to exercise the Option, Santa Anita shall deliver to the Partners a notice (a "Notice of Exercise") certifying that Santa Anita has been granted the Licenses along with evidence that such Licenses are in full force and effect and no action has been commenced to revoke or suspend any such Licenses and desires to exercise the Option.

          (c) Within 15 days of delivery of the Notice of Exercise, (i) the Partners shall convey and assign good and marketable title to the limited partnership interest subject to the Option, and shall (as contemplated in paragraph 1) cause the General Partner to convey and assign good and marketable title to the general partnership interest subject to the Option, to Santa Anita, free and clear of all liens, and (ii) Santa Anita shall pay to the Partners an exercise fee equal to (A) $3,000,000 less (B) the
                                                             -----
     aggregate of all Option Extension Payments (as such term is defined in
                  ----
     paragraph 4(b)) received by the Partners less (C) any Excess Distribution.

          "Excess Distribution" means an amount equal to any cash actually distributed to the Partners during the period commencing on the date hereof and ending on the date of payment of such exercise fee less the sum of
                                                            -----
     taxable net income of the Partnership calculated on an accrual basis for such period plus amortization and depreciation for such period of up to $2,000,000 in preopening expenses and other capital expenses.

     4.    Termination of Option
           ---------------------

          The Option shall terminate and be of no further force and effect on the earliest to occur of the following:

          (a) 60 days after the adoption of (i) legislation in the State of California permitting publicly held corporations to be licensed under the California Gaming Registration Act (or any successor statute) without requiring each of its shareholders to be licensed and (ii) any other legislation necessary to permit Santa Anita to obtain the Licenses and to own an interest in and operate the Casino (the legislation referred to in clauses (i) and (ii) above being the "Required Legislation"), if, prior to such date, Santa Anita has not provided written notice to the Partners that it has applied with the DOJ for a conditional license under the Act;

          (b) One year after the adoption of the Required Legislation; provided
                                                                       --------
     that Santa Anita may from time to time extend the termination date of the Option beyond such one year period by paying to the Partners $40,000 for each month the termination date of the Option is to be extended (such payments being collectively referred to herein as the "Option Extension Payments") on or before the day the Option would otherwise terminate pursuant to this paragraph 4(b); the termination date of the Option pursuant to this paragraph 4(b) shall be automatically extended upon receipt of an Option Extension Payment by the Partners by the number of months equal to the quotient derived by dividing the amount of the Option Extension Payment by $40,000; the termination date of the Option may be extended at one time or from time to time prior to its termination, provided that, notwithstanding the foregoing, the termination date of the
     ---------
     Option pursuant to this paragraph 4(b) may not be extended beyond the second year after the adoption of the Required Legislation;

          (c) Fifteen (15) days after Santa Anita has received the Licenses;

          (d) January 31, 2000.

          For purposes of paragraphs (a) and (b) above, any period commencing after the adoption of the Required Legislation shall commence on the tenth business day after the Partners have delivered a written notice to Santa Anita that the Required Legislation has been adopted; provided, however, that if Santa Anita in good faith does not agree
          --------  -------
          that the Required Legislation has been adopted, the running of any such period shall be tolled until such time that the Partners deliver to Santa Anita an opinion of reputable legal counsel stating that the Required Legislation has been adopted and that Santa Anita is entitled to apply for the Licenses.

     5.   Representations and Warranties
          ------------------------------

          (a) Santa Anita hereby represents and warrants to the Partners as follows:

               (i) Santa Anita is a corporation duly organized, validly
          existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate
                  ---
          its properties, to carry on its business as now conducted and as proposed to be conducted and to enter into this Agreement;

               (ii) The execution, delivery and performance by Santa Anita of this Agreement (x) have been duly authorized by all necessary corporate action of Santa Anita, (y) will require no further action by or in respect of, or filing with, any governmental body, agency or official (other than those actions required to satisfy the conditions to the exercise of the Option set forth in paragraph 3 above), and (z) will not (1) violate any provision of any law or any government rule or regulation applicable to Santa Anita, the certificate of incorporation of Santa Anita, or any order, judgment or decree of any court or other agency of government binding on Santa Anita, (2) conflict with or constitute a default under any constitutional obligation of Santa Anita or (3) result in the creation or imposition of any lien on any of the properties or assets of Santa Anita; and

               (iii) This Agreement has been duly executed and delivered by Santa Anita and is the legally valid and binding obligation of Santa Anita, enforceable against Santa Anita in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          (b) The Partners hereby represent and warrant to Santa Anita as follows:

               (i) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite partnership power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; the Partners have all requisite power and authority to enter into and perform this Agreement and the Partnership's limited partnership agreement;

             (ii) The execution, delivery and performance by the Partners of this Agreement (x) have been duly authorized by all necessary action on behalf of the Partners, (y) to the knowledge of the Partners, will require no action by or in respect of, or filing with, any governmental body, agency, or official except as specified in Schedule I hereto, and (z) will not (1), to the knowledge of the Partners, violate any provision of any law or any government rule or regulation applicable to the Partnership or the Partners, the General Partner's partnership agreement, the certificate of limited partnership of the Partnership, the Partnership's partnership agreement or any order, judgment, or decree of any court or other agency of government binding on the Partners or the Partnership, (2) conflict with or constitute a default under any contractual obligation of the Partners or the Partnership, or (3) result in the creation or imposition of any lien on any asset of the properties or assets of the Partners or the Partnership; provided that the Partners make no representation or
                       --------
          warranty in clause (ii)(z)(1) with respect to the liquor license required for sale of alcoholic beverages at the Casino (the "Liquor License") or in clause (ii)(z)(2) with respect to the Sublease;

             (iii) This Agreement has been duly executed and delivered by the Partners and is the legally valid and binding obligation of the Partners, enforceable against the Partners in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

             (iv) The Partners have heretofore delivered to Santa Anita those certain financial projections regarding the operation of the Partnership for fiscal years 1995 through 1999 dated January 3, 1995 (collectively, the "Financial Projections"); the Financial Projections were prepared in good faith on a basis reflecting the estimates and judgments of the management of the Partnership that management of the Partnership believes to be reasonable; the Partnership does not have any known material contingent obligation, known material contingent liability or material liability for any tax, long-term lease or unusual forward or long-term commitment, which is not reflected in the Financial Projections, the notes thereto or the schedules to this Agreement;

             (v) There is no pending or, to the Partners' knowledge, threatened action or proceeding affecting the Partnership before any court, governmental agency or arbitrator, which may materially adversely affect the consolidated financial condition or operations of the Partnership;

               (vi) To the knowledge of the Partners, the Partnership is in compliance in all material respects with all applicable laws the noncompliance with which could reasonably be expected to materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) of the Partnership;

               (vii) There is no fact known to the Partners (other than matters of a general economic nature) which the Partners reasonably believe materially adversely affects the business, operations, property, assets, condition (financial or otherwise) or business prospects of the Partnership which has not been disclosed herein or in such other documents, certificates and statements furnished to Santa Anita for use in connection with the transactions contemplated hereby;

               (viii) There is no strike or work stoppage in existence or threatened involving the Partnership that may materially adversely affect the consolidated financial condition or operations of the Partnership; and

               (ix) Each of James R. Knapp, Gregory J. Knapp, Michael A. Meczka and Duane K. Meek, who constitute all of the individual partners of the Partnership and the General Partner, has applied for a license to own and operate the Casino from Bell and has obtained a conditional license to own and operate the Casino from the DOJ; such licenses are the only gaming licenses required, to the knowledge of the Partners, to be obtained by the Partnership, the General Partner and the Partners to own and operate the Casino in compliance with law; such licenses from the DOJ are in full force and effect and no action has been commenced to suspend or revoke any such licenses; and as of the opening date of the Casino, the requisite licenses from Bell shall have been issued and be in full force and effect.

          6. Covenants. (a) During the term of this Agreement, the Partners will, unless Santa Anita shall otherwise consent in writing:

          (i) Upon adoption of the Required Legislation, furnish all financial statements prepared for the fiscal years and fiscal quarters ending prior to such adoption and thereafter furnish to Santa Anita:

               (1) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Partnership, a copy of the balance sheet of the Partnership as at the end of each fiscal year and the related statements of income and retained earnings (or comparable statement) and cash flow for such year, setting forth in each case for fiscal years ending after fiscal year 1995 in comparative form the figures for the previous year, accompanied by a report and opinion thereon of independent certified public accountants;

               (2) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Partnership, the Partnership's unaudited balance sheet as at the end of such period and the related unaudited statements of income and retained earnings (or comparable statement) and cash flow for such period and year to date, setting forth in each case for fiscal years ending after fiscal year 1995 in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by the General Partner as being fairly stated in all material respects subject to year end adjustments;

     the Partners shall use good faith to provide that all such financial statements referenced in clauses (1) and (2) shall be complete and correct in all material respects and are prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein (except as approved by the Partnership's independent certified public accountants and disclosed therein); provided that if any deficiencies omissions are contained in such
               ---------
     financial statements they shall be corrected promptly once they become known to the Partners;

               (3) as soon as practicable and in any event no later than 30 days prior to the beginning of each fiscal year of the Partnership, a forecasted statement of income and cash flows of the Partnership for such fiscal year, together with forecasted statements of income and cash flows of the Partnership for each month of such fiscal year, together with an explanation of the assumptions on which such forecasts are based;

               (4) as soon as available, but in any event within twenty (20) days after the end of each month, copies of monthly management financial reports, including, without limitation, a month-end balance sheet of the Partnership, a monthly and year to date profit and loss statement and statement of cash flow of the Partnership, the amount of capital expenditures made in such month, the amount of disbursements made to the General Partner and/or any limited partner of the Partnership made in such month, a detailed report of gross gaming revenues to the extent, and in the same form, prepared for use by management, a report of casino cage shortages for such month and a report detailing revenues and profits from food and beverage operations for such month;

notwithstanding the foregoing, there shall be no breach of the covenants contained in foregoing paragraph 6(a)(i) if the Partners fail to provide any item or document referred to in paragraph 6(a)(i) but is proceeding diligently and in good faith to furnish such item or document as promptly as possible;

          (ii) At all times preserve and keep in full force and effect the partnership existence of the Partnership;

          (iii) Cause the Partnership to use good faith efforts to pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto provided that no such
                                                           --------
charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

          (iv) Cause the Partnership to use good faith efforts to maintain (A) in good repair, working order and condition all material properties used in the business of the Partnership and from time to time cause to be made all appropriate repairs, renewals and replacements thereof and (B), with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types (including, without limitation, business interruption insurance, but excluding earthquake insurance) and in such amounts as are customarily carried under similar circumstances by such corporations;

          (v) Upon adoption of the Required Legislation, in order to allow Santa Anita to assess the financial and business affairs of the Casino to enable it to make a prudent decision with respect to the exercise of the Option, upon prior request to James R. Knapp or Gregory J. Knapp (who shall in good faith respond promptly to any such request), permit any authorized representatives designated by Santa Anita to visit and inspect any of the properties of the Partnership, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with management of the Casino and its independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested;

          (vi) Cause the Partnership to exercise and cause all reasonable due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations and orders and all state and local card club laws, rules and regulations (including licensing requirements), noncompliance with which could reasonably be expected to materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or business prospects of the Partnership;

          (vii) Not permit the Partnership to acquire, form or own any subsidiary;

          (viii) Not permit the Partnership to engage in any business other than the ownership and operation of the Casino;

          (ix) Not admit any additional partners to the Partnership or transfer any interest therein in a manner that would result in either James R. Knapp or Gregory J. Knapp or both of them not having voting control with respect to the Partnership or having, together with the lineal descendants and spouses of either, a 51% economic interest in the Partnership; and

          (x) Not permit the Partnership to incur any indebtedness not reasonably required in the ordinary course of the business of the Casino (including indebtedness incurred for reasonable and prudent capital expenditures) or that is made pursuant to other than ordinary business terms.

          (b) (i) Santa Anita hereby covenants and agrees that it will use all reasonable efforts to obtain the Licenses as soon as possible following adoption of the Required Legislation;

          (ii) Santa Anita acknowledges that to the extent that capital is required for the operation of the Casino in excess of $2,000,000, the Partners intend to provide such capital in the form of loans to the Partnership that will be made on ordinary business terms, but that no loan will be undertaken by the Partnership in an amount in excess of what is reasonably required for Casino operations; and

          (iii) During the term of the Option, Santa Anita agrees to take no action to exercise control over, or seek to exercise control over or influence, the operations of the Casino.

          7.    Consent to Amendment of Sublease
                --------------------------------

          Santa Anita hereby acknowledges that the Sublease does not provide for the payment of percentage rent by the Partnership with respect to gaming not currently permitted under California law which may be authorized in the future, and that the Partnership and the Sublessor have agreed that at such time as additional classes of gaming are authorized, the Sublease will be amended to provide for a percentage rent (equating to a 2% percentage rent on poker) based on the nature of the games authorized. Further, Santa Anita hereby consents to and agrees to authorize such an amendment in the event it is a partner of the Partnership at the time.

          8.    Notices.
                --------

          Any notice, request, demand, waiver, consent, or other communication required to permit it hereunder shall be in writing and be deemed properly given or delivered when delivered by courier or messenger (on the date thereof), by telecopy (on the date received thereof as confirmed by telecopy) or by registered airmail, return receipt requested (on the fourth day, excluding Saturday, Sundays and legal holidays in Los Angeles, after the date mailed);

If to the Partners:                   James R. Knapp
                                      Gregory J. Knapp
                                      One Brookhollow Drive
                                      Santa Ana, CA 92705
                                      Fax No.: 714-641-3877
                                      Attn: Gregory J. Knapp

with a copy to:                       Hewitt & McGuire
                                      3501 Jamboree Road, Suite 250
                                      Newport Beach, California 92660
                                      Fax No.: (714) 509-2929
                                      Attn: Paul A. Rowe, Esq.

If to Santa Anita:                    Santa Anita Realty Enterprises, Inc.
                                      301 West Huntington Drive, Suite 405
                                      Arcadia, California 91006
                                      Fax No.: (818) 574-5997
                                      Attn: Chief Financial Officer

with a copy to:                       O'Melveny & Myers
                                      400 South Hope Street
                                      Los Angeles, California 90071
                                      Fax No.: (213) 669-6407
                                      Attn: Michael Newman, Esq.

or to such other person or address as each party may furnish to the other.

      9.  Time of the Essence
          -------------------

          Time is of the essence of each and every provision of this Agreement.

     10.  Governing Law
          -------------

          This Agreement shall be construed, and interpreted in accordance with, it shall be governed and enforced in all respects according to, the laws of the State of California.

     11.  Counterparts
          ------------

          This Agreement may be executed in multiple counterparts, which, together, shall constitute one agreement between the parties hereto.

     12.  Entire Agreement
          ----------------

          This Agreement and the Schedule attached hereto represent a complete integration of all the prior and contemporaneous agreements and understandings of the parties with respect to the subject of this Agreement. Any and all such prior agreements, understandings, and documents are hereby superseded by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              /s/  JAMES R. KNAPP
                                            -----------------------------------
                                                   James R. Knapp



                                              /a/    GREGORY J. KNAPP
                                            -----------------------------------
                                                     Gregory J. Knapp



                                           SANTA ANITA REALTY ENTERPRISES, INC.


                                           By: /s/ BRIAN L. FLEMING
                                              ---------------------------------

                                           Title:  Executive Vice President
                                                  -----------------------------

                                  SCHEDULE I


1.  Filing with and consent of the California Department of Justice.

2.  Filing with and consent of the City of Bell, California.

3. Filing with and consent of the California Department of Alcohol and Beverage Control.

             [LETTERHEAD OF SANTA ANITA REALTY ENTERPRISES, INC.]

                               February 15, 1995

Mr. James R. Knapp
Mr. Gregory J. Knapp
One Brookhollow Drive
Santa Ana, CA  92705

Gentlemen:

     Please refer to the Option Agreement between the undersigned, Santa Anita Realty Enterprises, Inc., and you dated as of February 8, 1995. Terms used herein that are not defined have the meanings set forth herein. In the Option Agreement, Santa Anita has been granted an Option to acquire such interest in the capital and profits of the Partnership as a general partner and a limited partner as shall be separately agreed by us. This letter agreement constitutes such separate agreement and is binding upon us notwithstanding Section 12 of the Option Agreement.

     Upon exercise of the Option, Santa Anita shall receive such interest in the capital and profits of the Partnership as a general partner and a limited partner that will provide it, upon redemption of its interests in the Partnership in exchange for an interest in all of the assets and liabilities of the Partnership (such assets and liabilities are herein referred to as the "Assets") and upon contribution of the Assets as described below to a general partnership (the "General Partnership") to be formed pursuant to the agreement attached hereto as Exhibit A (the "General Partnership Agreement") the interest in capital and profits provided for in the General Partnership Agreement. The rights of Santa Anita and the rights of the other partners shall, effective upon the exercise of the Option, redemption of interests, contribution and formation of the General Partnership, be governed by the General Partnership Agreement.

     We acknowledge that you have been issued by the DOJ an Extension Conditional Registration, dated February 9, 1995, which contains as condition no. 4, the requirement that, should Santa Anita be able to exercise the Option, any additional agreements between you and Santa Anita must receive approval from the DOJ. Each of us agrees that the attached General Partnership Agreement shall be submitted to the DOJ for its approval, should Santa Anita be able to exercise the Option, in compliance with this condition no. 4 requirement. The parties agree that the General Partnership Agreement shall be subject to such conditions imposed by the DOJ with respect to any license of a party hereto.

                             [LOGO OF SANTA ANITA]

Mr. James R. Knapp
Mr. Gregory J. Knapp
February 15, 1995
Page Two

     Immediately upon exercise of the Option, (i) the interests of Santa Anita shall be redeemed in exchange for an interest in the Assets and (ii) the Partnership and Santa Anita shall contribute 100% of their interests in the Assets to the General Partnership and shall execute the General Partnership Agreement; provided, however, that, for administrative convenience, upon exercise of the Option, the Assets may be transferred directly to the General Partnership, and the Partnership and Santa Anita shall receive the interests in the General Partnership as provided in the General Partnership Agreement.

     Notwithstanding the foregoing, if Santa Anita and the Partners conclude that operation of the Casino by a general partnership is impossible, unduly restrictive or disadvantageous to such business, Santa Anita or the Partners (whether by reason of gaming licenses, the Sublease or other factors), the parties agree, upon exercise of the Option, to conduct the business of the Casino with the same economic relationship in another legal structure mutually acceptable to each party, in good faith, that will allow such business to be conducted free of any such impossibility or in a manner less restrictive or disadvantageous to such business, Santa Anita and the Partners. Each party agrees to proceed in good faith, upon exercise of the Option, to allow all parties hereto the benefit of the economic relationship reflected in the General Partnership Agreement (including, without limitation, the method by which profits, losses and cash are allocated and distributed) in connection with any such new legal structure.

                                       Very truly yours,

                                       Santa Anita Realty Enterprises, Inc.

                                       By /s/ BRIAN L. FLEMING
                                          --------------------
                                              Brian L. Fleming

SCC:br

Mr. James R. Knapp
Mr. Gregory J. Knapp
February 15, 1995
Page Three



Agreed to as of this
20th day of February, 1995
- ----



/s/ JAMES R. KNAPP
- ---------------------------
    James R. Knapp



/s/ GREGORY J. KNAPP
- ---------------------------
    Gregory J. Knapp

                                   EXHIBIT A
                                   ---------


                        AGREEMENT OF GENERAL PARTNERSHIP

                                       OF

                               BELL JACKPOT CLUB

                        A CALIFORNIA GENERAL PARTNERSHIP

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
               RECITALS....................................................    1

ARTICLE I      DEFINITIONS.................................................    1

ARTICLE II     FORMATION OF PARTNERSHIP....................................    7
     2.1       Formation of Partnership....................................    7
     2.2       Partnership Name............................................    7
     2.3       Filing for Partnership......................................    7
     2.4       Principal Place of Business.................................    7
     2.5       Limited Nature of Business..................................    7
     2.6       Limited Scope of Partners' Authority........................    7
     2.7       Names and Places of Business of the Partners................    8
     2.8       Term........................................................    8
     2.9       Fiduciary Duties............................................    8

ARTICLE III    CAPITAL CONTRIBUTIONS.......................................    8
     3.1       Initial Capital Contributions...............................    8
     3.2       Capital Account.............................................    9
     3.3       Withdrawals.................................................    9
     3.4       Contribution Loans..........................................    9
     3.5       Emergency Loans.............................................   10
     3.6       Representation and Warranties...............................   13

ARTICLE IV     ALLOCATION OF NET PROFITS AND NET LOSSES....................   13
     4.1       Allocation of Net Profits...................................   13
     4.2       Allocation of Net Losses....................................   14
     4.3       Code Section 704(c).........................................   15
     4.4       Special Allocation Provisions...............................   15
     4.5       Partnership Interest Transfer and Adjustments...............   17

ARTICLE V      DISTRIBUTION OF CASH FLOW...................................   17
     5.1       Distributions of Distributable Cash.........................   17
     5.2       No Distributions In-Kind....................................   18
     5.3       Limits of Distributions.....................................   18

ARTICLE VI     MANAGEMENT OF THE PARTNERSHIP BY THE MANAGING
               GENERAL PARTNER; MAJOR DECISIONS............................   19
     6.1       Managing General Partner....................................   19
     6.2       Management Agreement........................................   20
     6.3       Restrictions On Managing General Partner....................   20
     6.4       Meetings, Consents, and Approvals...........................   20
     6.5       Time Limits for Exercise of Approval Rights.................   20
     6.6       Standards of Approval.......................................   21
     6.7       Emergency Authority.........................................   21
     6.8       Liability of a Partner......................................   21
     6.9       Indemnity of the Partners...................................   21

                                                                            Page
                                                                            ----
     6.10      Reimbursement and Fees......................................   21
     6.11      Limits on Authority.........................................   22
     6.12      Contracts with Affiliates...................................   22
     6.13      Removal of Managing General Partner.........................   22

ARTICLE VII    RESTRICTIONS ON TRANSFERS OF PARTNERSHIP INTERESTS..........   23
     7.1       General Restriction.........................................   23
     7.2       Permitted Transfers.........................................   23
     7.3       Admission of Substituted Partner............................   24

ARTICLE VIII   PROPERTY SALE; ELECTIVE BUY-SELL AGREEMENT..................   24
     8.1       Property Sale or Buy-sell of Partnership Interests..........   24
     8.2       Determination of Purchase Price.............................   25
     8.3       Closing of Purchase and Sale................................   26
     8.4       Release and Indemnity.......................................   26
     8.5       Marketing Election..........................................   26
     8.6       Lock-in Period..............................................   28

ARTICLE IX     DEFAULT BUY/SELL AGREEMENT..................................   28
     9.1       Buy/Sell Events.............................................   28
     9.2       Rights Arising From a Buy/Sell Event........................   28
     9.3       Determination of the Purchase Price.........................   28
     9.4       Non-Defaulting Partner's Option.............................   31
     9.5       Closing of Purchase and Sale................................   31
     9.6       Payment of Purchase Price...................................   31
     9.7       Release and Indemnity.......................................   31

 ARTICLE X     FAILURE OF A PARTNER TO BE PROPERLY LICENSED................   32
     10.1      Failure to be Properly Licensed.............................   32

ARTICLE XI     BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX MATTERS..........   32
     11.1      Books and Records...........................................   32
     11.2      Inspection Rights...........................................   33
     11.3      Reports.....................................................   33
     11.4      Bank Accounts...............................................   34
     11.5      Tax Matters Partner.........................................   34
     11.6      Accounting..................................................   36

ARTICLE XII    DISSOLUTION AND TERMINATION OF THE PARTNERSHIP..............   37
     12.1      Retirement, Withdrawal or Bankruptcy of
               Partner; Admission of New Partners..........................   37
     12.2      Events Causing Dissolution..................................   37
     12.3      Winding Up and Liquidation..................................   37
     12.4      Time of Liquidation.........................................   39
     12.5      Negative Capital Account Restoration; Recourse Liabilities..   39

                                                                            Page
                                                                            ----

     12.6      No Third-Party Beneficiary..................................   39

ARTICLE XIII   ARBITRATION OF DISPUTES.....................................   39
     13.1      In General..................................................   39
     13.2      Procedures and Discovery....................................   42
     13.3      No Timely Decision..........................................   42
     13.4      Extension of Time...........................................   42

ARTICLE XIV    EVENTS OF DEFAULT...........................................   42
     14.1      Definitions and Cure Periods................................   42

ARTICLE XV     AMENDMENTS..................................................   44

ARTICLE XVI    MISCELLANEOUS...............................................   44
     16.1      Notices.....................................................   44
     16.2      Construction of Agreement...................................   45
     16.3      Successors and Assigns......................................   45
     16.4      Entire Agreement............................................   46
     16.5      Counterparts and Execution..................................   46
     16.6      Attorneys' Fees.............................................   46
     16.7      Severability................................................   46
     16.8      Additional Documents........................................   46
     16.9      No Right to Partition.......................................   47

EXHIBIT "A"

     DESCRIPTION OF PROPERTY...............................................   48

EXHIBIT "B"

     COPY OF EXECUTED MANAGEMENT AGREEMENT, AS AMENDED.....................   49

EXHIBIT "C"

     COPY OF EXECUTED SUBLEASE, AS AMENDED.................................   50

EXHIBIT "D"

     MAJOR DECISIONS.......................................................   51

EXHIBIT "E"

     REPRESENTATIONS AND WARRANTIES OF THE PARTNERS........................   55

                        AGREEMENT OF GENERAL PARTNERSHIP

                                       OF

                               BELL JACKPOT CLUB

                        A CALIFORNIA GENERAL PARTNERSHIP



          THIS AGREEMENT OF GENERAL PARTNERSHIP OF BELL JACKPOT CLUB, a California general partnership (the "Partnership") is entered into as of ________, 19__ between [BELL JACKPOT CLUB,] L.P., a California limited partnership ("Bell Club") and _________________, a ______________ corporation
("Santa Anita").

                                    RECITALS
                                    --------

          A. WHEREAS, prior to the date hereof the ownership, operation and management of the Property and the Gaming Club thereon has been conducted by Bell Club;

          B. WHEREAS, certain partners of Bell Club previously granted Santa Anita an option to acquire a general partnership interest and a limited partnership interest in Bell Club;

          C. WHEREAS, Santa Anita has exercised this option and acquired an interest in Bell Club as a general and limited partner as specified in the Option Agreement;

          D. WHEREAS, Bell Club has redeemed all of Santa Anita's partnership interest in Bell Club in exchange for an interest in the assets and liabilities of Bell Club (including Bell Club's interest in the Gaming Club and Property), with an interest in capital and profits as described herein, subject to the term and conditions of the Option Agreement (the assets and liabilities of Bell Club are referred to herein collectively as the "Assets"); and

          E. WHEREAS, Bell Club and Santa Anita have assigned all of their interests in the Assets to the Partnership in exchange for interests in the Partnership as specified by this Agreement.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          In addition to the terms otherwise defined herein, the following definitions shall be applicable to the terms set forth below as used in this
Agreement:

          1.1 "Accounting Firm" - The nationally recognized certified public
               ---------------
accounting firm selected by the Partners.

          1.2  "Act" - The California Partnership Act, California Corporations
                ---
Code Sections 15001-15533, or any successor statute thereto.

          1.3  "Affiliate" - Any person or entity which, directly or indirectly,
                ---------
through one (1) or more intermediaries, (i) Controls, is Controlled by, or is under common Control with another person or entity, (ii) any principal, partner, officer, or director of such person or entity, and (iii) any spouse, brother or sister (whether by whole or half-blood), lineal descendant or ancestor of any person described in (i) or (ii) above.

          1.4 "Agreement" - This Agreement of General Partnership, as it may be
               ---------
amended from time to time.

          1.5  "Arbitrator" - A Qualified Person (as defined in Section 13.1(c))
                ----------
selected as arbitrator pursuant to Section 13.1 of this Agreement.

          1.6  "Assets" - The assets and liabilities of Bell Club, an interest
                ------
in which Santa Anita has acquired for the redemption of its general and limited partner interest in Bell Club as provided by the Option Agreement, and which have been contributed to the Partnership by Bell Club and Santa Anita in accordance with this Agreement.

          1.7  "Bell Club" - [Bell Jackpot Club , L.P.,] a California limited
                ---------
partnership, and any successor-in-interest thereto.

          1.8  "Capital Contribution" - The amount of money and the agreed fair
                --------------------
market value at the time of contribution of any property (net of any liabilities secured by such property that the Partnership is considered or assumed to take subject to under Section 752 of the Code) contributed to the capital of the Partnership by a Partner.

          1.9 "Code" - The Internal Revenue Code of 1986, as amended from time
               ----
to time.

          1.10  "Contribution Loan" - An advance to the Partnership by a
                 -----------------
Contribution Loan Partner in accordance with the provisions of Section 3.4.

          1.11  "Contribution Loan Partner" - A Partner who has made a
                 -------------------------
Contribution Loan in accordance with Section 3.4.

          1.12   "Control" - "Control" shall mean the ability, whether by the
                  -------
direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation or the managing general partner of a partnership. The term "Controls" and "Controlled" shall have correlative meanings.

          1.13  "Corporations Code" - The Corporations Code of the State of
                 -----------------
California, as amended from time to time.

          1.14  "Defaulting Partner" - Any defaulting partner as defined in
                 ------------------
Section 14.1 or for purposes of Article X as defined in Section 10.1.

          1.15  "Distributable Cash" - All cash funds of the Partnership derived
                 ------------------
from any source, including any liquidation proceeds, less (i) current charges and expenses; (ii) accrued charges and expenses; (iii) payments on any indebtedness of the Partnership; and (iv) reserves for working capital, contingencies, capital improvements and replacements, all as determined in the reasonable discretion of the General Partners as a Major Decision pursuant to Section C of Exhibit "D," and as required by commercial lending institutions.

          1.16 "Emergency Expenditure" - Has the meaning provided in the
                ---------------------
Management Agreement.

          1.17  "Emergency Loan" - An advance to the Partnership by an Emergency
                 --------------
Loan Partner in accordance with the provisions of Section 3.5.

          1.18  "Emergency Loan Partner" - A Partner who has made an Emergency
                 ----------------------
Partner Loan to the Partnership in accordance with Section 3.5.

          1.19  "Event of Default" - Has the meaning provided in Section 14.1 of
                 ----------------
this Agreement.

          1.20  "Fiscal Year" - The calendar year, or portion thereof, as the
                 -----------
context requires.

          1.21  "Gaming Club" - A card club and entertainment center and
                 -----------
associated restaurant, bar and parking facility located on the Property in the City of Bell, State of California.

          1.22  "General Partners" - Bell Club and Santa Anita, the initial
                 ----------------
General Partners hereunder, or any successor or additional General Partner(s) as of the date that such additional or successor General Partner(s) becomes a General Partner pursuant to the terms of this Agreement.

          1.23  "Initial Capital Contribution" - The Capital Contribution of
                 ----------------------------
each Partner made pursuant to Section 3.1.

          1.24  "Knapps" - James R. Knapp and Gregory J. Knapp.
                 ------

          1.25  "Licensed" - Shall mean, with respect to a Partner or a
                 --------
shareholder or partner of a Partner, possession of all Licenses required by the applicable authorities to own an interest in the Partnership.

          1.26  "Licenses" - Shall mean all of the following:
                 --------

                (a) Such person has obtained or, as the case may be, retains a gaming license from the City of Bell, State of California (a "City Gaming License");

                (b) The registration of such person's ownership in the Partnership has been approved or re-approved, as the case may be, by the Attorney General of the State of California (a "State Gaming License"); and

                (c) No condition exists with respect to such person that would cause the Partnership's application for a liquor license to be denied or which would cause its liquor license to be revoked or suspended.

          1.27  "Lock-in Period" - Means a period commencing on the effective
                 --------------
date of this Partnership and ending five (5) years thereafter.

          1.28  "Major Decisions" - Means any decision specified as such in
                 ---------------
Exhibit "D" or elsewhere in this Agreement.

          1.29 "Management Agreement" - Means that certain management agreement
                --------------------
as amended from time-to-time and attached as Exhibit "B."

          1.30  "Net Profits" and "Net Losses" - The net taxable income and
                 ----------------------------
gains, and net taxable losses and deductions, respectively, of the Partnership, determined in accordance with the Regulations promulgated pursuant to Code
Section 704, excluding any items specially allocated pursuant to Section 4.4.

          1.31  "Operator" - Means Bell Jackpot Casino, L.P., a California
                 --------
limited partnership in its capacity as operator under the Management Agreement and any successor-in-interest thereto.

          1.32  "Option Agreement" - Means that certain option agreement between
                 ----------------
Santa Anita and certain partners of Bell Club pursuant to which Santa Anita acquired a general and limited partnership interest in Bell Club, and includes any side or other agreement relating thereto.

          1.33  "Partners" - Means the General Partners.  Reference to a Partner
                 --------
shall mean any one of the Partners.

          1.34  "Partnership" - The general partnership organized under this
                 -----------
Agreement, notwithstanding changes in its membership.

          1.35  "Partner Loan" - An advance to a Non-Lending Partner (as defined
                 ------------
in Section 3.5) in accordance with the provisions of Section 3.5(a).

          1.36  "Percentage Share" - The following percentage as to each
                 ----------------
Partner:

                Santa Anita:         50%
                Bell Club:           50%

          1.37  "Property" - The approximately 7.5-acre parcel of land and a
                 --------
42,000 square foot building located at 4901 South Eastern Avenue, City of Bell, California (Parcel 8 of Parcel Map 11282) as further described in Exhibit "A."

          1.38  "Qualified Buyer" - A Licensed person or entity or a person or
                 ---------------
entity who or which has submitted all required applications for the Licenses to the applicable authorities and thereafter obtains the Licenses within a reasonable period of time.

          1.39  "Regulations" - The Income Tax Regulations promulgated pursuant
                 -----------
to and in accordance with the Code.

          1.40  "Santa Anita" - ___________________, a _________ corporation and
                 -----------
any successor-in-interest thereto.

          1.41  "Santa Anita Adjusted First Priority Capital" - The excess
                 -------------------------------------------       ------
(as of any time) of Santa Anita First Priority Capital over any distributions
                 --                                    ----
made toSanta Anita of Distributable Cash in prior periods pursuant to Section 5.1(b) of the Agreement.

          1.42  "Santa Anita Adjusted Second Priority Capital" - The excess
                 --------------------------------------------        ------

(as of any time) of Santa Anita Second Priority Capital over any
                 --                                     ----
distributions made to Santa Anita of Distributable Cash in prior periods pursuant to Section 5.1(c) of the Agreement.

          1.43  "Santa Anita Cumulative Preferred Return" - Means an amount
                 ---------------------------------------
determined in each Fiscal Year (or portion thereof), which equals the sum of the Santa Anita Preferred Return calculated for such Fiscal Year (or portion thereof); provided, that after the Santa Anita Adjusted First Priority Capital has been reduced to zero, the Santa Anita Cumulative Preferred Return thereafter shall also be zero.

          1.44 "Santa Anita Daily Preferred Return" - Means an amount determined
                ----------------------------------
for any day, which equals the product of (i) the Santa Anita Daily Rate times
(ii) the sum of Santa Anita Adjusted First Priority Capital, if any, as of that day plus Santa Anita Adjusted Second Priority Capital, if any, as of that day.

          1.45 "Santa Anita Daily Rate" - Means a rate equal to (i) 10%, divided
                ----------------------
by (ii) 365 days.

          1.46  "Santa Anita First Priority Capital" - Equals Three Million
                 ----------------------------------
Dollars ($3,000,000) as of the closing date of the purchase of a portion of the Assets from Bell Club by Santa Anita pursuant to the exercise of the option under the Option Agreement.

          1.47  "Santa Anita Preferred Return" - Means an amount, determined for
                 ----------------------------
each Fiscal year (or portion thereof), which equals the sum of the Santa Anita Daily Preferred Return calculated for each day in such Fiscal Year (or portion thereof), which Santa Anita Preferred Return shall be increased at the end of each twelve (12) month period for interest on the unpaid portion of such return at a rate of 10% per annum, compounded annually.

          1.48  "Santa Anita Second Priority Capital" - Equals Two Million
                 -----------------------------------
Dollars ("$2,000,000") as of the receipt of the option premium by Bell Club under the Option Agreement. It is the intention of the parties that once Santa Anita becomes a Partner hereunder, it shall be entitled to the Santa Anita Daily Preferred Return computed retroactively on the Santa Anita Adjusted Second Priority Capital from the date of payment of such Two Million Dollars as option premium, compounded annually at a 10% per annum rate.

          1.49  "Sublease Agreement" - Means that certain sublease agreement by
                 ------------------
and between the Partnership and Sublessor, as amended from time-to-time and as attached as Exhibit "C," which agreement grants the Partnership a subleasehold and other legal and possessory interest in the Property.

          1.50 "Sublessor" - Means Bell Facility Partners, L.P., in its capacity
                ---------
as landlord under the Sublease Agreement, and any successor-in-interest thereto.

                                 ARTICLE II
                            FORMATION OF PARTNERSHIP
                            ------------------------

          2.1  Formation of Partnership.  The parties to this Agreement hereby
               ------------------------
form a general partnership pursuant to the provisions of the Act.

          2.2  Partnership Name. The name of the Partnership shall be Bell
               ----------------
Jackpot Club, a California general partnership.

          2.3  Filing for Partnership.  The Partnership shall promptly cause
               ----------------------
such certificates, documents and fictitious business name statement, if any, to be executed, delivered, published, filed and recorded within the prescribed period as may be required by the Act, the State of California or any other relevant jurisdictions in order to create and maintain the legal existence and status of the Partnership.

          2.4 Principal Place of Business. The principal place of business of
              ---------------------------
the Partnership shall be located at [One Brookhollow Drive, Santa Ana, California 92705], or at such other place or places in Southern California as the Managing General Partner may hereafter determine.

          2.5  Limited Nature of Business.  The express, limited and sole
               --------------------------
purpose of the Partnership shall be (i) to acquire and own a subleasehold or other legal or possessory interest in the Property, (ii) to own, operate, manage, maintain, market, hold for investment, sell and otherwise realize the economic benefit from the Property (including any improvements thereon) and the Gaming Club, and (iii) to engage in any and all activities appropriate in furtherance thereof, and to do all things incidental to or in furtherance of the above-enumerated purposes, but in all cases such nature of business and purpose of the Partnership shall be subject to the terms of this Agreement.

          2.6  Limited Scope of Partners' Authority.  Except as otherwise
               ------------------------------------
expressly and specifically provided in this Agreement, no Partner shall have any authority to act for, bind, or assume any obligations or responsibility on behalf of, any other Partner or the Partnership. Any Partner who violates the restrictions contained in this Section 2.6 agrees to indemnify and defend the Partnership and the other Partner for any losses and damages (including reasonable attorney fees and court costs) incurred by the Partnership and the other Partner arising from such violation. This Agreement shall not be deemed to, and does not, create a Partnership between the Partners with respect to any activity whatsoever other than the activities within the limited scope and business purpose of the Partnership.

          2.7  Names and Places of Business of the Partners:
               --------------------------------------------
               (a) Bell Club. The name and place of business of of Bell Club are
                   ---------
as follows:
                   _______________________
                   _______________________
                   _______________________
                   _______________________
                   _______________________


               (b) Santa Anita. The name and place of business of Santa Anita are as follows:
                   _______________________
                   _______________________
                   _______________________
                   _______________________
                   _______________________


          2.8  Term. The term of the Partnership shall commence on the date
               ----
hereof and, unless extended by agreement of both Partners or terminated earlier pursuant to this Agreement, shall continue until December 31, 2050.

          2.9  Fiduciary Duties.  In view of the limited purposes of the
               ----------------
Partnership as set forth in Section 2.5 hereof, no Partner nor any Affiliate shall have, by reason of this Agreement, any fiduciary obligations with respect to the Partnership or to the other Partner insofar as making other investment opportunities available to the Partnership or the other Partner. Each Partner and its Affiliates may, notwithstanding this Agreement, engage in whatever activities such Partner or Affiliate(s) may choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation by reason of this Agreement to offer any interest in such activities to the Partnership or to the other Partner.


                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS
                             ---------------------


          3.1  Initial Capital Contributions.  The Partners each shall make an
               -----------------------------
Initial Capital Contribution to the Partnership of their interests in the Assets, which contributions shall be valued and credited to their Capital Accounts as follows:


     Partner      Dollar Amount of Initial Contribution
     -------      -------------------------------------

     Santa Anita:               $5,000,000

     Bell Club:                  1,666,666
                                ----------

                  Total:        $6,666,666
                                ==========

          Of such $6,666,666 of initial Partnership capital, $3,333,333 shall be First Priority Capital, and $3,333,333 shall be Second Priority Capital of the Partners allocated as follows:

    Partner       First Priority Capital   Second Priority Capital
    -------       ----------------------   -----------------------
Santa Anita:            $3,000,000                $2,000,000

Bell Club:                 333,333                 1,333,333
                        ----------                ----------

 Total:                 $3,333,333                $3,333,333
                        ==========                ==========

          3.2  Capital Account.  A capital account shall be maintained for each
               ---------------
Partner in accordance with the provisions of Section 1.704-1(b) of the Regulations. Except as otherwise provided in Section 1.704-1(b) of the Regulations, the balance of each Partner's capital account shall consist of Capital Contributions made by such Partner, increased by the amount of any Net Profits and any individual items of income or gain allocated to such Partner, and decreased by any distributions to such Partner and further decreased by the amount of any Net Losses and any individual items of deduction or loss allocated to such Partner.

          3.3  Withdrawals.  Except as otherwise provided in this Agreement, the
               -----------
Capital Contributions of the Partners shall not be subject to withdrawal unless such withdrawal is approved by all of the Partners.

          3.4  Contribution Loans.  If (i) the Partners determine and agree as a
               ------------------
Major Decision pursuant to Section A of Exhibit "D" that the Partnership is in need of funds to finance its current or projected financial requirements or (ii) either Partner reasonably determines that an Emergency Expenditure is required pursuant to the Management Agreement (but only to the extent the principal amount of all Emergency Loans, in the aggregate, would exceed Three Hundred Thousand Dollars ($300,000) if such Emergency Expenditure were funded by Emergency Loans pursuant to Section 3.5), Partnership funds are otherwise unavailable therefor, and such Partner notifies the other Partner of the nature and amount thereof, then the Managing General Partner shall give written notice within five (5) business days of such determination or notice of the amount of such needed funds, each Partner's share thereof, the Partnership's actual and projected cash obligations, cash on hand, and projected sources and amounts of future cashflow and shall specify a contribution loan date ("Contribution Loan Date") (which shall not be less than 10 business days following the effective date of such notice) upon which date each Partner shall have the right but not the obligation to advance to the Partnership such Partner's Percentage Share of such cash deficit ("Cash Deficit Amount") as a loan to the Partnership (a "Contribution Loan"). If any Partner fails to make its Contribution Loan to the Partnership within the ten (10) day period specified above, one or more of the Partners which have made their Contribution Loans (each a "Contribution Loan Partner"), shall have the right but not the obligation to advance such funds to the Partnership by increasing the amount of their Contribution Loans in proportion to the Percentage Shares of the Contribution Loan Partners so electing to increase their Contribution Loans.
The making of a Contribution Loan by any Partner will not affect the Percentage Shares of the Partners. If the total amount of Contribution Loans made to the Partnership pursuant to the above notice does not equal to the Cash Deficit Amount, then an amount equal to the proceeds of such Contribution Loans will be returned to the Partners.

          Each Contribution Loan shall bear interest at the Agreed Rate (as defined in Section 3.5(a)). After all Emergency Loans have been repaid in full, each Contribution Loan shall be repaid, on a first priority basis, out of any distributions to which the Partners otherwise would be entitled pursuant to
Article V hereof, which amounts shall be applied first to interest and then to principal until each Contribution Loan is paid in full. In the event Contribution Loans are made at different times pursuant to separate notices, then all interest and principal on the Contribution Loans shall be repaid in inverse chronological order with all interest and principal on the latest Contribution Loans being paid in full before any interest or principal on earlier Contribution Loans is repaid pursuant to this Section 3.4 or Section 12.3(b) hereof.

          3.5  Emergency Loans.  If either Partner reasonably determines that an
               ---------------
Emergency Expenditure is required pursuant to the Management Agreement (but only to the extent the principal amount of all Emergency Loans would not exceed, in the aggregate, Three Hundred Thousand Dollars ($300,000) if such Emergency Expenditure were funded by Emergency Loans pursuant to this Section 3.5), Partnership funds are otherwise unavailable therefor, and such Partner notifies the other Partner of the nature and amount thereof (which amount, the "Emergency Cash Deficit," shall not exceed the excess, if any, of Three Hundred Thousand Dollars ($300,000) over the then outstanding principal amount of any prior
                   ----
Emergency Loans), then the Managing General Partner shall give written notice within five (5) business days of such notice of the amount of such needed funds, each Partner's share thereof, the Partnership's actual and projected cash obligations, cash on hand, and projected sources and amounts of future cashflow and shall specify an emergency loan contribution date ("Emergency Loan Date") (which shall not be less than 10 business days following the effective date of such notice) upon which date each Partner shall have the obligation to advance to the Partnership such Partner's Percentage Share of such Emergency Cash Deficit as a loan to the Partnership (an "Emergency Loan").

The making of an Emergency Loan by any Partner will not affect the Percentage Shares of the Partners.

          Each Emergency Loan shall bear interest at the Agreed Rate (as defined in Section 3.5(a)). Each Emergency Loan shall be repaid, on a first priority basis, prior to the repayment of any interest on, or principal of, Contribution Loans, out of any subsequent distributions to which the Partners otherwise would be entitled in accordance with Article V hereof, which amounts shall be applied first to interest and then to principal until each Emergency Loan is paid in full. In the event Emergency Loans are made at different times pursuant to separate notices, then all interest and principal on the Emergency Loans shall be repaid in reverse chronological order with all interest and principal on latest Emergency Loans being paid in full before any interest or principal on earlier Emergency Loans is repaid pursuant to this Section 3.5 or Section 12.3(b) hereof.

          If any Partner (the "Non-Lending Partner") fails to advance all or any portion of the Emergency Cash Deficit required to be made by such Partner pursuant to this Section 3.5 ("Delinquent Emergency Loan"), and provided the other Partner (the "Emergency Loan Partner") has advanced to the Partnership all of the Emergency Cash Deficit required to be lent by such Emergency Loan Partner pursuant to Section 3.5, then, in addition to any action at law or equity to sue the Non-Lending Partner for the amount of the Delinquent Emergency Loan plus interest from the due date thereof at the Agreed Rate, the Emergency Loan Partner shall have the right to (i) require the Partnership to return to the Emergency Loan Partner an amount equal to the proceeds of its Emergency Loan, or
(ii) make a recourse Partner Loan to the Non-Lending Partner under the terms described below, and if the Emergency Loan Partner makes such Partner Loan, the Emergency Loan Partner may thereafter also elect to give the Non-Lending Partner written notice ("Buy/Sell Delinquent Contribution Notice") of its intent to treat the failure of the Non-Lending Partner to advance the Delinquent Emergency Loan as a Buy/Sell Event pursuant to Section 9.1. The terms of the Partner Loan are as follows:

               (a) Partner Loan.  The Emergency Loan Partner may advance to the
                   ------------
     Partnership, in cash within ten (10) business days following the Emergency Loan Date, an amount equal to the Delinquent Emergency Loan, and such advance shall be treated as a recourse loan ("Partner Loan") by the Emergency Loan Partner to the Non-Lending Partner bearing interest at a rate equal to the lesser of (i) the prevailing B of A commercial prime rate plus five (5) percentage points, adjusted and compounded annually during the term of such Partner Loan, or (ii) the maximum, nonusurious rate then permitted by law for such loans (the "Agreed Rate"). Each Partner Loan shall be due and payable ninety (90) days from the date such loan was advanced. As of the effective date of any such advance of a Partner Loan, the Non-Lending Partner shall be deemed to have advanced an amount equal to the principal amount of such Partner Loan to the Partnership as an Emergency Loan pursuant to this
     Section 3.5.  Notwithstanding the provisions of Section 3.4, Section 3.5,
     Article V, or Article XII relating to the repayment of Contribution Loans, Emergency Loans and/or distributions of Distributable Cash, until any and all Partner Loans advanced to a Non-Lending Partner are repaid in full, such Non-Lending Partner shall draw no further distributions from the Partnership or payments of interest or principal on any Contribution Loans and/or Emergency Loans made to the Partnership (including the deemed "Emergency Loan" corresponding to the Partner Loan) by such Non-Lending Partner and all cash or property otherwise distributable or payable with respect to such Non-Lending Partner's Partnership interest and any Contribution Loans and Emergency Loans made to the Partnership by such Non-Lending Partner shall be distributed or otherwise paid to the Emergency Loan Partner that has advanced Partner Loan(s) to such Non-Lending Partner, with such funds being applied first to reduce any and all interest accrued on such Partner Loan(s) and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non-Lending Partner in the case of a distribution, or paid to the Non-Lending Partner in the case of a payment attributable to any Contribution Loan or Emergency Loan made by the Non-Lending Partner (which payment shall be treated as if actually paid to Non-Lending Partner in satisfaction of any interest and principal otherwise payable on such Contribution Loans and/or Emergency Loans) and used by such Non-Lending Partner to repay such outstanding Partner Loan(s). To secure the repayment of any and all Partner Loans made on behalf of a Non-Lending Partner, such Non-Lending Partner hereby grants a security interest in favor of the Emergency Loan Partner advancing such Partner Loan(s) in and to all distributions or payments to which such Non-Lending Partner may be entitled under this Agreement whether as a Partner or lender hereunder, and hereby irrevocably appoints such Emergency Loan Partner, and any of such Emergency Loan Partner's respective agents, officers, or employees, as such Non-Lending Partner's attorney-in-fact, with full power to prepare, executed, acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Partner Loan, including, without limitation, such Uniform Commercial Code financing and continuation statements, mortgages, and other security instruments as may be reasonably appropriate to perfect and continue such security interest in favor of such Emergency Loan Partner.

          If, upon the maturity of a Partner Loan (taking into account any agreed upon extensions thereof), any principal thereof and/or accrued interest thereon remains outstanding, the Emergency Loan Partner advancing such Partner Loan may elect any one (1) of the following options: (i) to demand immediate repayment of such Partner Loan (or portion thereof) and pursue its rights and remedies relating thereto; (ii) to renew such Partner Loan (or portion thereof), plus any unpaid accrued interest thereon, pursuant to the terms and provisions of this Section 3.5; or (iii) to institute the buy/sell procedure contained in
Section 9.1(b). Any such Emergency Loan Partner may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to such Non-Lending Partner at any time following such maturity date. Notwithstanding the foregoing, such Non-Lending Partner shall have the right to repay any Partner Loan (together with any and all accrued, unpaid interest thereon) within thirty (30) days following the effective date of such Emergency Loan Partner's written notice setting forth the Emergency Loan Partner's election to institute the buy/sell election and thereby avoid the buy/sell procedures of Section 9.1(b).

          3.6  Representation and Warranties.  The Partners hereby make the
               -----------------------------
representations and warranties set forth in Exhibit "E" attached hereto.


                                   ARTICLE IV
                    ALLOCATION OF NET PROFITS AND NET LOSSES
                    ----------------------------------------


          4.1  Allocation of Net Profits.  After giving effect to any special
               -------------------------
allocations set forth in Section 4.4, Net Profits for any Fiscal Year shall be allocated in the following order and priority:

          (a)  First, to the extent of, and in proportion to, the   amount by
     which the cumulative amount of Net Losses which have been allocated to the Partners for the current and all prior fiscal years pursuant to Section 4.2(e) exceeds the cumulative amount of Net Profits allocated pursuant to this paragraph (a);

          (b) Second, to the extent of, and in proportion to, the amount by which the cumulative amount of Net Losses which have been allocated to the Partners for the current and all prior fiscal years pursuant to Section 4.2(d) exceeds the cumulative amount of Net Profits allocated pursuant to this paragraph (b);

          (c)  Third, to the extent of, and in proportion to, the   amount by
     which the cumulative amount of Net Losses which have been allocated to the Partners for the current and all prior fiscal years pursuant to Section 4.2(c) exceeds the cumulative amount of Net Profits allocated pursuant to this paragraphs (c);

          (d) Fourth, to the extent of, and in proportion to, the amount by which the cumulative amount of Net Losses which have been allocated to the Partners for the current and all prior fiscal years pursuant to Section 4.2(b) exceeds the cumulative amount of Net Profits allocated pursuant to this paragraph (d); and

          (e) Fifth, any remaining Net Profits shall be allocated among the Partners in the same proportion that cash has been or would be distributed to them for such year pursuant to Article V hereof. Any Net Profits allocated pursuant to this paragraph (d) shall first be allocated 90% to Santa Anita and 10% to Bell Club until Santa Anita's Adjusted First Priority Capital has been reduced to zero; next 60% to Santa Anita and 40% to Bell Club until Santa Anita's Adjusted Second Priority Capital has been reduced to zero; and thereafter 50% to Santa Anita and 50% to Bell Club; provided, that, if Santa Anita's Adjusted First Priority Capital and/or Adjusted Second Priority Capital is reduced to zero for any fiscal year, then any Net Profits to be allocated among the Partners pursuant to this paragraph (e) for such year shall be allocated in accordance with the interim closing of the Partnership's books method in accordance with
     Section 4.5 hereof.

          4.2  Allocation of Net Losses.  After giving effect to the special
               ------------------------
allocations set forth in Section 4.4, Net Losses for any Fiscal Year shall be allocated among the Partners as follows:

          (a)  First, to the extent of, and in proportion to the   amount by
     which the cumulative Net Profits allocated to the Partners pursuant to
     Section 4.1(e) reduced by any cumulative distribution made to the Partners pursuant to Article V, measured for the current and all prior fiscal years, exceeds the cumulative Net Losses previously allocated pursuant to this paragraph (a);

          (b) Second, 50% to Santa Anita and 50% to Bell Club until each Partner has been allocated cumulative Net Losses pursuant to this paragraph (b) for the current and all prior fiscal years equal to any Capital Contributions (other than the Initial Capital Contributions) made by such Partner to the Partnership;

          (c) Third, 60% to Santa Anita and 40% to Bell Club until Santa Anita has been allocated cumulative Net Losses, for the current and all prior fiscal years pursuant to this paragraph (c) equal to Santa Anita's Adjusted Second Priority Capital as of the close of the current year;

          (d) Fourth, 90% to Santa Anita and 10% to Bell Club until Santa Anita has been allocated cumulative Net Losses for the current and all prior fiscal years pursuant to this paragraph (d) equal to Santa Anita's Adjusted First Priority Capital as of the close of the current year; and

          (e) Last, any remaining Net Losses shall be allocated 50% to Santa Anita and 50% to Bell Club.

          4.3  Code Section 704(c).  In accordance with Code Section 704(c) and
               -------------------
the Regulations thereunder, profits, gains, losses and deductions with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its agreed fair market value as of the date of such contribution. Allocations pursuant to this Section 4.3 are solely for purposes of federal, state and local taxes and shall not otherwise affect, or in any way be taken into account in computing, any Partner's capital account or share of profits, gains, losses and deductions or other items or distributions pursuant to any provisions of this Agreement.

          4.4  Special Allocation Provisions.
               -----------------------------

               (a) Definitions.  The following definitions shall apply to the
                   -----------
     capitalized terms used in this Section 4.5:

                   (i) "Nonrecourse Deductions" has the meaning set forth in
     Section 1.704-2(b)(1) and (c) of the Regulations.

                   (ii) "Nonrecourse Liability" has the meaning set forth in
     Section 1.752-1(a)(2) of the Regulations.

                   (iii) "Partner Nonrecourse Debt" has the meaning set forth in
     Section 1.704-2(b)(4) of the Regulations.

                   (iv) "Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(1) of the Regulations.

                   (v) "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and (d)(1).

               (b) Minimum Gain Chargeback.  Notwithstanding any other provision
                   -----------------------
     of this Article IV, if there is a net decrease in Partnership Minimum Gain during any fiscal year of the Partnership, each Partner shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain as determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6). This Paragraph (b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

               (c) Partner Minimum Gain Chargeback.  Notwithstanding any other
                   -------------------------------
     provision of this Article IV (except Paragraph (b) above), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704- 2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Paragraph (c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

               (d) Qualified Income Offset.  Except as provided in Section
                   -----------------------
     4.4(b) and (c), if any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall
                 -  -    -      -
     be specially allocated to each such Partner in an amount and manner in accordance with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d),
                                                                             -
     which are sufficient to eliminate, to the extent required by the Regulations, the negative capital account balance of such Partner as quickly as possible; provided, however, that an allocation pursuant to this
     Section 4.5(d) shall be made if and only to the extent that such Partner would have a negative capital account balance in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.5(d) were not in this Agreement.

               (e) Nonrecourse Deductions.  Nonrecourse Deductions for any
                   ----------------------
     fiscal year or other period shall be
     specially allocated to the Partners in accordance with their Percentage Shares.

               (f) Partner Nonrecourse Deductions.  Any Partner Nonrecourse
                   ------------------------------
     Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

               (g) Code Section 754 Adjustment.  To the extent an adjustment to
                   ---------------------------
     the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2) (iv)(m), to be taken into account in determining the
                        -
     Partners' capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Regulations.

          4.5  Partnership Interest Transfer and Adjustments. In the event of a
               ---------------------------------------------
transfer of any or all of an interest in the Partnership in accordance with this Agreement at any time other than at the end of the Partnership's fiscal year or in the event of any other change in a Partner's interest in the Partnership within the meaning of Section 706(d) of the Code, then the profits, gains, losses, deductions and credits of the Partnership for such fiscal year shall be allocated between or among the respective parties or the Partners, as the case may be, in accordance with the interim closing of the Partnership's books method described in Section 1.706-1(c)(2)(ii) of the Regulations or any applicable successor thereto, and the capital account of the transferor Partner that is attributed to the transferred interest shall be determined and maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv)(1) of the
                                                            -
Regulations.


                                   ARTICLE V
                           DISTRIBUTION OF CASH FLOW
                           -------------------------


          5.1  Distributions of Distributable Cash.  Within twenty-five (25)
               -----------------------------------
days after each month and after any repayment of Emergency Loans pursuant to
Section 3.5 and Contribution Loans pursuant to Section 3.4 (both in the order therein provided), Distributable Cash, if any, for that month shall be distributed to the Partners in the following order of priority:

               (a) First, 90% to Santa Anita and 10% to Bell Club until Santa Anita has received cumulative distributions pursuant to this paragraph (a) for the current and prior periods equal to the Santa Anita Cumulative Preferred Return;

               (b) Second, 90% to Santa Anita and 10% to Bell Club until Santa Anita has received cumulative distributions pursuant to this paragraph (b) for the current and prior periods equal to the Santa Anita First Priority Capital;

               (c) Third, 60% to Santa Anita and 40% to Bell Club until Santa Anita has received cumulative distributions pursuant to this paragraph (c) for the current and prior periods equal to the Santa Anita Second Priority Capital; and

               (d) Thereafter, to the Partners in proportion to their Percentage Shares.

          5.2  No Distributions In-Kind.  No Partnership asset shall be
               ------------------------
distributed to any Partner in-kind unless both Partners consent in advance to such distribution and the value thereof, which consent may be granted or withheld in each Partner's sole discretion.

          5.3  Limits of Distributions.  Notwithstanding the foregoing,
               -----------------------
distributions to the Partners under this Article V shall be subject to the following special limitations:

               (a) No distribution shall be made by the Partnership if the Partnership's assets shall not exceed its current liabilities after the distribution;

               (b) No distribution shall be made by the Partnership if the Partnership is in default with respect to any indebtedness or liability of the Partnership, but in no event will any distribution be made until all Emergency Loans and Contribution Loans have been repaid in full;

               (c) No distribution shall be made if, in the reasonable judgment of the General Partners as a Major Decision pursuant to Section 6.3 such distribution will in any way jeopardize or limit the business of the Partnership; and

               (d) No Partner shall have the right to demand or receive property other than money upon any distribution, and no Partner may be compelled to accept a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Partners.

                                 ARTICLE VI
                      MANAGEMENT OF THE PARTNERSHIP BY THE
                      ------------------------------------
                   MANAGING GENERAL PARTNER; MAJOR DECISIONS
                   -----------------------------------------


          6.1  Managing General Partner.  The Partners hereby designate Bell
               ------------------------
Club as the Managing General Partner of the Partnership. Bell Club shall continue to serve as the Managing General Partner until (i) the Partners mutually agree that Bell Club shall cease to serve as the Managing General Partner; (ii) the Partnership is dissolved and wound up in accordance with the provisions of Article XII hereof; or (iii) Bell Club is removed as Managing General Partner pursuant to Section 6.13 below. Subject to the approval of the Partner who is not the Managing General Partner of Major Decisions as required in Exhibit D and to other limitations (including without limitation, other requirements for approval of, or decision by, the Partners hereof) set forth in this Agreement, the day-to-day management of the Partnership shall rest with and remain the sole obligation and responsibility of the Managing General Partner. The Managing General Partner shall devote itself to the business and purposes of the Partnership to the extent necessary for the efficient carrying on thereof, without compensation. Whenever reasonably requested by the other Partner, the Managing General Partner shall render a just and faithful accounting of all dealings and transactions relating to the business of the Partnership. The acts of the Managing General Partner shall bind the Partners and the Partnership when such acts are within the scope of the Managing General Partner's authority hereunder. The Managing General Partner, at the expense and on behalf of the Partnership, shall implement or cause to be implemented all decisions approved by the Partners, and shall conduct or cause to be conducted the routine day-to-day management of the business and the affairs of the Partnership in accordance with and as limited by this Agreement.

          The Managing General Partner shall use such Partner's reasonable efforts to carry out the business of the Partnership and shall devote such time to the partnership as is necessary, in the reasonable discretion of the Managing General Partner, for the efficient operation of the Partnership business. Without limiting the generality of the following grant of authority, but subject to the approval of the other Partner in the case of any action constituting a Major Decision and subject to any other limitation contained in this Agreement, the Managing General Partner shall have full power and authority to manage all facets of the business of the Partnership.

          The provisions of this Section 6.1 shall not be construed to bar the Managing General Partner from delegating responsibility for day-to-day management of the Property and Gaming Club to the Operator pursuant to the Management Agreement.

          6.2  Management Agreement.  The Partnership has retained an Affiliate
               --------------------
of Bell Club to act as operator ("Operator") of the Gaming Club pursuant to a Management Agreement, and attached as Exhibit "B" hereof (the "Management Agreement"). The Managing General Partner has thereby delegated day-to-day management and operation of the Gaming Club to Operator subject to the terms and limitations set forth in the Management Agreement. The Partners hereby expressly authorize and approve such delegation and the Management Agreement governing the terms of such delegation.

          Any decision relating to the Management Agreement and the Partnership's relationship with Operator shall be a Major Decision pursuant to Section C of Exhibit "D."

          6.3  Restrictions On Managing General Partner.  All "Major Decisions"
               ----------------------------------------
as defined in Exhibit "D" or elsewhere in this Agreement with respect to the Partnership's business and operations shall require the approval of the other Partner. Accordingly, the Managing General Partner shall not have the right or power to make any commitment or engage in any undertaking on behalf of the Partnership with respect to a Major Decision unless and until such commitment or undertaking has been approved by the other Partner in accordance with the provisions of Exhibit "D" except as expressly provided in this Agreement. Although the Managing General Partner generally shall be the initiating Partner for purposes of setting forth proposals and actions to be taken by the Partnership, the Managing General Partner agrees to provide the other Partner any reasonably available information with respect to Major Decisions.

          6.4  Meetings, Consents, and Approvals.  Meetings of the Partners may
               ---------------------------------
be called (on at least five (5) business days' prior written notice) by any Partner for the purpose of discussing and/or voting upon the matters described in this Agreement. Any Partner may either seek the written vote of the other Partner on any proposed matter by written consent without a meeting or may call a meeting of the Partners to vote thereon.

          6.5  Time Limits for Exercise of Approval Rights.  Whenever in this
               -------------------------------------------
Agreement the consent or approval of a Partner is required and unless a different time limit is provided in this Agreement, such consent or approval shall be promptly considered and acted upon, but in any event within no more than ten (10) business days (except for thirty (30) days for any action required to be taken by Santa Anita's Board of Directors) in each case following receipt or deemed receipt of written notice of the item to be approved or disapproved and any reasonable supporting material in the possession of the Partner or its Affiliate requesting such approval. The failure of the Partner expressly to disapprove of any item within such 10 business day (or 30-day) period shall conclusively be deemed to be an approval of the item specified in the notice.

          6.6  Standards of Approval.  Except as otherwise expressly provided
               ---------------------
elsewhere in this Agreement, any consent or approval under this Agreement including, but not limited to, this Article VI, shall not be unreasonably withheld or delayed and any refusal to consent or to approve shall be in writing and shall specify with particularity the reason therefor. However, whenever in this Agreement any Partner is given the right to consent or refuse to consent or to approve or disapprove in its sole discretion, said Partner may disapprove arbitrarily and without reason or refuse to consent arbitrarily and without any reason and need not specify in writing any reason therefor.

          6.7  Emergency Authority.  Notwithstanding any other provision of this
               -------------------
Agreement, either Partner shall have the right to take such action as either Partner, in either Partner's reasonable judgment, deems necessary for the protection of life or health or the preservation of Partnership assets if, under the circumstances in the good faith judgment of either Partner, there exists an emergency or other situation requiring an immediate decision which should not reasonably be delayed until the approval of the other Partner is obtained. The Partner shall notify the other Partner of such action contemporaneously therewith or as soon as reasonably practicable thereafter.

          6.8  Liability of a Partner.  The Partners shall not be liable or
               ----------------------
accountable in damages or otherwise to the Partnership or to the other Partner for any error of judgment or mistake of fact or law or for anything that the Partners may do or refrain from doing hereafter except in the case of willful misconduct or gross negligence or a breach of this Agreement by such Partner.

          6.9  Indemnity of the Partners.  The Partnership does hereby indemnify
               -------------------------
and agree to hold the Partners wholly harmless from and against any loss, expense or damage suffered by the Partner by reason of anything which a Partner may do or refrain from doing hereafter for and on behalf of the Partnership and in furtherance of its interest; provided, however, that the Partnership shall not be required to indemnify a partner from any loss, expense or damage which the Partner may suffer as a result of the Partner's willful misconduct or gross negligence or a breach of this Agreement by such Partner.

          6.10  Reimbursement and Fees.  Except as otherwise provided in this
                ----------------------
Agreement, none of the Partners nor any Affiliates thereof shall be paid any compensation for rendering services to the Partnership or be reimbursed for general and administrative expenses and/or overhead. Each Partner shall be reimbursed, without reduction to such Partner's Capital Account by the Partnership for reasonable out-of-pocket expenses incurred by such Partner on behalf of the Partnership in connection with the business and affairs of the Partnership for items that directly relate to the purpose of the Partnership as provided by Section 2.5.

          6.11  Limits on Authority.  The Managing General Partner shall have
                -------------------
the sole and exclusive right, obligation and authority to manage the day-to-day management of the Partnership. Except as otherwise expressly provided in this Agreement, the other Partner, acting alone, shall not have any authority to act for, undertake or assume any obligations or responsibility on behalf of the Managing General Partner or Partnership. Notwithstanding the foregoing, and without limiting the Managing General Partner's liability to the other Partner for acting without authority under this Agreement if such action constitutes a Major Decision or otherwise expressly requires the other Partner's approval pursuant to this Agreement, no person dealing with the Partnership shall be required to inquire into or verify the power and authority of the Managing General Partner to act on behalf of the Partnership, and such person shall be entitled to rely upon any act or agreement of the Managing General Partner.

          6.12  Contracts with Affiliates.  With the exception of the Management
                -------------------------
Agreement and the Sublease Agreement, the Partnership shall not enter into any other contract, agreement or other arrangement with a Partner or an Affiliate of the Partner or the Knapps without the prior written consent of the other Partner which cannot be unreasonably withheld.

          6.13  Removal of Managing General Partner.  The other Partner shall
                -----------------------------------
have the right, to be exercised by written notice to the Managing General Partner, to remove the Managing General Partner and to take over the duties of the Managing General Partner of the Partnership at such time as:

               (a) The Managing General Partner becomes a Defaulting Partner by reason of its failure to make required Emergency Loans to the Partnership under Section 3.5, if such failure is not cured within ten (10) calendar days after written notice thereof is given to the Managing General Partner by the other Partner; or

               (b) The Managing General Partner commits any act or omission constituting an Event of Default hereunder.

          Notwithstanding anything to the contrary herein, in the event that the Managing General Partner subsequently cures any and all Events of Default hereunder and provides the other Partner with written notice and evidence of such cure, then the former Managing General Partner shall thereafter have all of the rights of the Managing General Partner under this Agreement from and after the date the other Partner receives such notice and evidence of cure from the former Managing General Partner, and the Managing General Partner shall be re-instated as such.

                                 ARTICLE VII
                           RESTRICTIONS ON TRANSFERS
                           -------------------------
                            OF PARTNERSHIP INTERESTS
                            ------------------------


          7.1  General Restriction.  Except as expressly provided in this
               -------------------
Article VII or Section 3.5 (relating to Partner Loans), no Partner may sell, exchange, assign, transfer, pledge, mortgage, encumber, grant a security interest in, or otherwise dispose of or hypothecate directly or indirectly (collectively, a "Transfer") all or a portion of its interest in the Partnership. If at any time a Partner is a corporation or partnership, then an indirect transfer of an interest in such Partner (including the admission of any additional equity members of such Partner) or in any other entity owning, directly or indirectly through one or more other entities, an equity interest in such Partner, shall be treated as a Transfer for this purpose. Any purported Transfer in violation of this Article VII shall be void, of no force or effect whatever, and shall constitute an Event of Default.

          7.2  Permitted Transfers.  Subject to Section 7.3, and provided such
               -------------------
Transfer does not adversely effect the status of the Licenses, each Partner may Transfer all, but not less than all, of its interest in the Partnership to an Affiliate without the consent of the other Partner; provided, however, that no Transfer to an Affiliate shall relieve the transferring Partner of its obligations under this Agreement; provided further that in the case of Santa Anita, either Realty or Operating Company (as defined below) or, in the case of Bell Club, the Knapps and Knapp Family Members (as defined below) own, directly or indirectly, at least a 51% interest in the capital and profits of such Affiliate. In the case of an indirect Transfer, a shareholder or partner of a Partner may Transfer, directly or indirectly, all or any portion of its interest in such Partner or in any entity owning, directly or indirectly through one or more entities, an equity interest in such Partner, provided that (i) in the case of Santa Anita, Santa Anita Operating Company, a Delaware corporation ("Operating") or Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Realty") is in Control of the entity to which the indirect Transfer has occurred and Realty and Operating own, directly or indirectly, in the aggregate at least a 51% interest in the profits and capital of such entity; or (ii) in the case of Bell Club, one or both of the Knapps is in Control of the entity to which the indirect Transfer has occurred and the Knapps and Knapp Family Members own, directly or indirectly, in the aggregate at least a 51% interest in the profits and capital of such entity. In all other cases, any Transfer shall require the prior written consent of the other Partner, which consent may be granted or withheld in such Partner's sole discretion. It is the intention of this Section 7.2 that, without the consent of the other Partner which can be unreasonably withheld, neither Partner may, directly or indirectly, cause by way of transfer, admission of equity participants, or otherwise, in the case of

Santa Anita, both Realty and Operating to lose Control of Santa Anita or fall below, in the aggregate, a 51% economic interest in Santa Anita; or, in the case of Bell Club, both of the Knapps to lose Control of Bell Club or fall below, in the aggregate (including Knapp Family Members for this purpose only), a 51% economic interest in Bell Club. Knapp Family Members include the Knapps, a spouse, and any lineal descendants thereof.

          Any permitted transferee shall receive and hold such Partnership interest, ownership interest, or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor Partner (or constituent owner as the case may be) and there shall be no further transfer of such Partnership interest, ownership interest, or portion thereof except to a person or entity to whom such permitted transferee could have transferred such interest or portion thereof in accordance with this Section 7.2 had such transferee originally been named as a Partner hereunder.

          7.3  Admission of Substituted Partner.  No assignee of all or any
               --------------------------------
portion of a Partner's interest in the Partnership shall have the right to become a partner in substitution of the assigning Partner unless the other Partner consents to such substitution which consent may be granted or withheld in the other Partner's absolute discretion. Any assignee who does not become a substituted Partner shall have no right to acquire any Partnership information, to inspect the Partnership's books, or to vote or have approval rights on any matter relating to the Partnership or its business. Such assignee shall only be entitled to receive the share of Net Profits or Net Loss and cash distribution to which the assignor Partner would otherwise be entitled.


                                  ARTICLE VIII
                   PROPERTY SALE; ELECTIVE BUY-SELL AGREEMENT
                   ------------------------------------------


          8.1  Property Sale or Buy-sell of Partnership Interests.  From and
               --------------------------------------------------
after the expiration of the Lock-in Period, either Partner may require the Partnership to sell all, but not less than all, of the Partnership's interest in the Property, the Gaming Club and any other assets and liabilities of the Partnership (other than the Emergency Loans and Contribution Loans) to a person or entity which is not a Partner or Affiliate of a Partner or the Knapps by providing written notice (the "Offering Notice") to the other Partner (the "Offeree Partner") that it has elected to exercise its rights to require a sale of the Partnership's assets under this Section 8.1 and setting forth its good faith estimate of the gross value (determined without regard to Partnership debt, if any) of the assets of the Partnership ("Stated Value") and the proposed terms and conditions of sale.

          The Offeree Partner shall have a period of thirty (30) days after receipt of such notice to take either one of two actions: (1) to agree as a Major Decision to market actively the assets (subject to liabilities other than Emergency Loans and Contribution Loans) of the Partnership, to cooperate with the other Partner (the "Offeror Partner") in all marketing and sales efforts, to provide market exposure of the assets and business, to allow access to prospective purchasers and to otherwise comply with the procedures and provisions of Section 8.5 below, or (2) to cause the buy/sell procedures of this
Article VIII to be implemented. Failure of the Offeree Partner to give written notice of its election to Offeror Partner within this thirty (30) day period shall constitute an election to implement the buy-sell procedures of this
Article VIII. If the Offeree Partner elects to implement the buy/sell procedures hereunder, then the Offeree Partner shall have a period of sixty (60) days after the effective date of the Price Determination Notice (as defined in Section 8.2 below) either (a) to sell such Offeree Partner's entire Partnership interest to the Offeror Partner upon the terms and conditions set forth in the Offering Notice and for the Purchase Price determined pursuant to Section 8.2 or
(b) to purchase the Partnership interest of the Offeror Partner upon the terms and conditions set forth in the Offering Notice and for the Purchase Price determined pursuant to Section 8.2. Failure of the Offeree Partner to give written notice of its election within sixty (60) days after the effective date of the Price Determination Notice shall constitute an election by the Offeree Partner to sell such Offeree Partner's entire Partnership interest for the Purchase Price determined pursuant to Section 8.2.

          8.2  Determination of Purchase Price.  Concurrently with the delivery
               -------------------------------
of the Offering Notice to the Offeree Partner pursuant to Section 8.1, the Offeror Partner shall deliver a copy of the Offering Notice to the Accounting Firm. Within fifteen (15) days after the effective date of the Offering Notice, the Accounting Firm shall determine the amount of cash which would be distributed or paid to each Partner pursuant to Section 12.3 hereof if (i) the assets of the Partnership were sold for the Stated Value thereof as of the date of the Offering Notice, (ii) the liabilities of the Partnership were paid pursuant to Section 12.3(b)(i), (iii) reserves were established pursuant to
Section 12.3(b)(ii) in an amount equal to the reserves that would be established, and (iv) the Partnership made the Partnership's required distributions or payments (on account of any Emergency Loans and/or Contribution Loans) to the Partners pursuant to Sections 12.3(b)(iii)-(v). Upon such determination, the Accounting Firm shall give the Offeror Partner and the Offeree Partner written notice ("Price Determination Notice") thereof. The determination by the Accounting Firm of such amounts, including all components thereof, shall be deemed conclusive. One hundred percent (100%) of the cash amount which would be distributed or paid to a Partner pursuant to Sections

12.3(b)(iii)-(v) (without regard to any Partner Loan) shall be deemed the purchase price ("Purchase Price") for such Partner's Partnership Interest; provided that such Purchase Price shall be increased by the unpaid amount of any principal and accrued interest on any Partner Loans owed to a Partner and decreased by the unpaid amount of any principal and accrued interest on any Partner Loans owed by the Partner, which unpaid amounts shall be determined on the closing of the purchase and sale. Any such Partner Loans shall be deemed repaid as of such closing date. If any such decrease results in a negative Purchase Price for a Partner, then, on such closing date, such Partner shall pay in cash the negative balance to the other Partner.

          8.3  Closing of Purchase and Sale.  The closing of a purchase and sale
               ----------------------------
transaction pursuant to this Article VIII shall be held at the principal executive office of the Partnership on the ninetieth (90th) day after the effective date of the Price Determination Notice (the "Closing Date"). The selling Partner shall transfer to the buying Partner or their nominee(s) the entire Partnership interest(s) of the selling Partner free and clear of all liens, security interests and competing claims, and shall deliver to the buying Partner or their nominee(s) such instruments of transfer, such evidence of due authorization, execution, and deliver, and such evidence of the absence of any liens, security interests, or competing claims as the buying Partner or its nominee(s) shall reasonably request. The buying Partner or its nominee(s) shall pay the Purchase Price for the Partnership interest(s) of the selling Partner in cash at the closing of such purchase.

          8.4  Release and Indemnity.  On or before the Closing Date, the buying
               ---------------------
Partner shall use such Partner's efforts to obtain written releases of the selling Partner from all liabilities of the Partnership and from all guarantees of such liabilities of the Partnership previously executed by the selling Partner. To the extent such releases cannot be obtained by such buying Partner, such Partner shall indemnify, defend and hold the selling Partner free and harmless from and against any and all claims, liabilities, causes of action, liens, charges, and all other matters arising from such liabilities or guarantees, whether arising prior to or subject to the effective date of such closing, except for unknown liabilities arising prior to the effective date of such closing and not taken into account in calculating the selling Partner's Purchase Price.

          8.5  Marketing Election.  If the Offeree Partner elects to market the
               ------------------
assets of the Partnership pursuant to Section 8.1(i) hereof, then for a period of eighteen (18) months following such election (the "Marketing Period") each Partner shall use its best efforts to market the property for a purchase price at least equal to the Stated Value less any liabilities (other than Emergency Loans and Contribution Loans) as of the date of the Offering Notice, (the "Minimum Sales Price.") In the event either Partner receives during the Marketing Period from any person or entity who is a Qualified Buyer (which in no event shall be a Partner or an Affiliate of a Partner or the Knapps) a written offer (the "Minimum Price Offer") acceptable to it for the purchase of the assets and liabilities of the Partnership upon the terms and conditions specified in the Offering Notice set forth in Section 8.1 and for a price at least equal to the Minimum Sales Price, then such Partner shall notify and consult with the other Partner of the Minimum Price Offer prior to entering into any agreement to sell such assets and liabilities. After due consultation and notice, each Partner is obligated to cause the Partnership to complete the sale of the assets and liabilities at a price and upon terms and conditions no less favorable to the Partnership than those set forth in the Minimum Price Offer and to execute and deliver any documentation necessary or appropriate to effectuate and consummate the sale.

          In the event either Partner receives during the Marketing Period from a Qualified Buyer (which in no event shall be a Partner or an Affiliate of a Partner or the Knapps) a written offer (a "Nonconforming Offer") acceptable to it for the purchase of the assets and liabilities (other than Emergency Loans and Contribution Loans) of the Partnership upon either terms and conditions less favorable to the Partnership than that specified in the Offering Notice set forth in Section 8.1 or for a price less than the Minimum Sales Price, then such Partner ("Offeror Partner") shall, prior to entering into any agreement to sell such assets and liabilities (other than the Emergency Loans and Contribution Loans) subject to the Nonconforming Offer, deliver to the other Partner ("Offeree Partner") a true and complete copy of the Nonconforming Offer. The Offeree Partner shall, upon receipt of the Offer, have twenty (20) days thereafter (the "Offer Period") to (1) agree to the sale, or (2) agree to purchase the entire Partnership interest of the Offeror Partner upon the terms and conditions and for a Purchase Price equal to that which the Offeror Partner would have received under Sections 12.3(b)(iii)-(v) (taking into account any Emergency Loans and Contribution Loans) and 3.5(a) (taking into account any Partner Loans) had the property been sold pursuant to the Nonconforming Offer and the Partnership immediately liquidated by giving written notice of its decision to make such purchase within the Offer Period (an "Acceptance Notice"). If the Offeree Partner gives an Acceptance Notice to the Offeror Partner within the Offer Period, then Offeree Partner shall purchase the Offeror Partner's Partnership interest on a closing date specified in the Acceptance Notice, which closing date shall not be more than ninety (90) days after expiration of the Offer Period. If Offeree Partner has not given an Acceptance Notice or notifies the Offer Partner of its election to agree to the sale, then the Offeror Partner shall cause the Partnership to complete the sale of the assets and liabilities of the Partnership at a price and upon terms and conditions no less favorable to the Partnership than those set forth in the Nonconforming Offer within one hundred eighty (180) days following the expiration of the Offer Period, and the Offeree Partner agrees to execute and deliver any documentation necessary or appropriate to effectuate and consummate such sale. If the proposed sale is not completed within said one hundred eighty (180) day period, then the rights of the Offeree Partner shall be fully restored as if such Nonconforming Offer had never been made.

          8.6  Lock-in Period.  Subject to Article X hereof, no Partner shall
               --------------
have the right to require the marketing of the Partnership's assets pursuant to Sections 8.1 and 8.5 or to initiate the buy/sell procedures of this Article VIII prior to the expiration of the Lock-in Period.


                                   ARTICLE IX
                           DEFAULT BUY/SELL AGREEMENT
                           --------------------------


          9.1 Buy/Sell Events. For purposes of this Article IX, the following
              ---------------
shall be "Buy/Sell Events":

               (a) Event of Default.  An "Event of Default," as such term is
                   ----------------
     defined in Section 14.1 (other than paragraphs (a) and (c) thereof) occurs; or

               (b) Failure to Make Emergency Loan or Repay Partner Loan.  A Non-
                   ----------------------------------------------------
     Lending Partner fails to advance as an Emergency Loan all or any portion of its Delinquent Emergency Loan within thirty (30) days of the date of the Buy/Sell Delinquent Contribution Notice (as defined in Section 3.5), or fails to repay a Partner Loan within thirty (30) days of the maturity date thereof pursuant to Section 3.5.

          For purposes of implementing the provisions contained in this Article IX, the "Defaulting Partner" shall be: (a) in the case of the occurrence of the event referenced in Section 9.1(a) the party defined as the Defaulting Partner in Article XIV; and (b) in the occurrence of the event referenced in Section 9.1(b), the Non-Lending Partner. The "Non-Defaulting Partner" shall be the Partner who is not the Defaulting Partner.

          9.2  Rights Arising From a Buy/Sell Event.  In the event of the
               ------------------------------------
occurrence of a Buy/Sell Event, the Non-Defaulting Partner shall have the right, but not the obligation, to implement the buy/sell procedures set forth in this
Article IX by giving written notice ("Election Notice") thereof to the Defaulting Partner.

          9.3  Determination of the Purchase Price.  Within fifteen (15) days
               -----------------------------------
after the determination of the Appraised Value of the assets of the Partnership, the Accounting Firm shall determine the amount of cash which would be distributed or paid to each Partner pursuant to Section 12.3 hereof if (i) the assets of the Partnership were sold for the Appraised Value thereof as of the effective date of the Election Notice;
(ii) the liabilities of the Partnership were paid pursuant to Section 12.3(b)(i); (iii) a reserve for contingent or unforeseen liabilities were reasonably established by the Non-Defaulting Partner; and (iv) the Partnership made the Partnership's required distributions or payments (on account of any Emergency Loans and/or Contribution Loans) to the Partners pursuant to Sections 12.3(b)(iii)-(v). Upon such determination, the Accounting Firm shall give each Partner written notice ("Accountant's Notice") thereof. The determination by the Accounting Firm of such amounts, including all components thereof shall be deemed conclusive. The Purchase Price for such Defaulting Partner's Partnership interest shall be deemed conclusive. The Purchase Price for such Defaulting Partner's Partnership interest shall be one hundred percent (100%) of the amount, which would be distributed or paid to the Defaulting Partner pursuant to Sections 12.3(b)(iii)-(v) determined without regard to Partner Loans ("Defaulting Partner's Purchase Price," as applicable) in the event the same is purchased and sold pursuant to this Article IX; provided that such Defaulting Partner's Purchase Price shall be increased by the unpaid amount of any principal and accrued interest on any Partner Loans owed to the Defaulting Partner and decreased by the unpaid amount of any principal and accrued interest on any Partner Loans owed by the Defaulting Partner, which unpaid amounts shall be determined on the closing of the purchase and sale. Any such Partner Loans shall be deemed repaid as of such closing date. If any such decrease results in a negative Defaulting Partner's Purchase Price for a Defaulting Partner, then, on such closing date, such Defaulting Partner shall pay in cash the negative balance to the Non-Defaulting Partner.

               (a) Determination of Appraised Value.  For purposes of this
                   --------------------------------
     Article IX, the appraised value ("Appraised Value") of the assets of the Partnership shall be determined as follows: The Appraised Value shall be determined by independent qualified appraisers each of whom shall be a Member of the Appraiser Institute or similar professional body of appraisers. The Non-Defaulting Partner giving the Election Notice shall select one such appraiser and shall include such selection in the Election Notice. Within ten (10) days after the expiration of the ten (10) day period referenced in the immediately preceding sentence, the Defaulting Partner shall either agree to the appraiser selected by the Non-Defaulting Partner or select a second (2nd) such appraiser and give written notice to the Non-Defaulting Partner of the person so selected. In the event of the failure of either the Non-Defaulting Partner or the Defaulting Partner to appoint such an appraiser within the time period specified and after the expiration of ten (10) business days following the effective date of written demand that an appraiser be appointed, then the appraiser duly appointed by the Partner making such demand to appoint such appraiser shall proceed to make the appraisal as herein set forth, and the determination thereof shall be conclusive on all the Partners. If two (2) appraisers are selected, then such selected appraisers shall thereafter appoint a third (3rd) appraiser. If the two (2) selected appraisers fail to appoint a third (3rd) appraiser within ten (10) days following the effective date of written notice from the Defaulting Partner notifying the Non-Defaulting Partner of the selection of the second appraiser, any Partner may petition a court of competent jurisdiction in Los Angeles, California to appoint a third (3rd) appraiser.

          The appraiser or three (3) appraisers, as the case may be, shall promptly fix a time for a completion of the appraisal, which shall not be later than thirty (30) days from the effective date of appointment of the last appraiser.

          The appraiser(s) shall determine the Appraised Value by determining the fair market value of the assets of the Partnership, such fair market value being the fairest price estimated in the terms of money which the Partnership could obtain if such assets were sold in the open market allowing a reasonable time to find a purchaser who purchases with knowledge of the uses which such assets in their then condition are adapted and for which such assets are capable of being used as a Qualified Buyer at the time of the occurrence of the Buy/Sell Event.

          Upon submission of the appraisals setting forth the opinions as to the Appraised Value of the assets of the Partnership, the two (2) such appraisals which are nearest in amount shall be retained, and the third (3rd) appraisal shall be discarded. The average of the two (2) retained appraisals shall constitute the Appraised Value of the assets of the Partnership for purposes of this Article, unless one appraisal is the mean of the other two (2) appraisals, in which case such appraisal shall constitute the Appraised Value of the assets of the Partnership for purposes of this Article.

               (b) Payment of Costs.  The Non-Defaulting Partner shall pay for
                   ----------------
     the services of the appraiser appointed by such Partner and the Defaulting Partner shall pay for the services of the appraiser appointed by such Partner. The cost of the services of the third appraiser, if any, shall be paid one-half (1/2) by the Non-Defaulting Partner, and one-half (1/2) by the Defaulting Partner. The costs of the services of the Accounting Firm shall be paid one-half (1/2) by the Non-Defaulting Partner and one-half (1/2) by the Defaulting Partner.

          9.4  Non-Defaulting Partner's Option.  For a period of sixty (60) days
               -------------------------------
after the effective date of the Accountant's Notice, the Non-Defaulting Partner shall have the right, but not the obligation, to purchase the entire Partnership interest of the Defaulting Partner for the Defaulting Partner's Purchase Price, and on the terms and conditions set forth in this Article IX by giving written notice thereof to the Defaulting Partner within such sixty (60) day period. Failure by the Non-Defaulting Partner to timely give written notice exercising such Partner's right to purchase set forth in this Section shall be deemed an election by such Partner to waive such right to purchase.

          9.5  Closing of Purchase and Sale.  The closing of a purchase pursuant
               ----------------------------
to this Article shall be held at the principal executive office of the Partnership on the ninetieth (90th) day after the expiration of the sixty (60) day period set forth in Section 9.4. The Defaulting Partner shall transfer to the Non-Defaulting Partner (or such Partner's nominee) the entire Partnership interest of the Defaulting Partner free and clear of all liens, security interests, and competing claims and shall deliver to the Non-Defaulting Partner (or such Partner's nominee) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims as such Non-Defaulting Partner (or such Partner's nominee) shall reasonably request.

          9.6  Payment of Purchase Price.  The Non-Defaulting Partner electing
               -------------------------
to purchase the Partnership Interest of the Defaulting Partner pursuant to
Section 9.4 shall pay the Defaulting Partner's Purchase Price, by delivery at the closing cash in an amount equal to the Defaulting Partner's Purchase Price.

          9.7  Release and Indemnity.  On or before the closing of a purchase
               ---------------------
held pursuant to this Article IX, the purchasing Non-Defaulting Partner shall use such Partner's respective reasonable efforts to obtain written releases of the Defaulting Partner from all liabilities of the Partnership and from all guarantees of such liabilities of the Partnership previously executed by the Defaulting Partner. To the extent such releases cannot be obtained by such purchasing Non-Defaulting Partner, such Partner shall indemnify and hold the Defaulting Partner free and harmless from and against any and all claims, liabilities, causes of action, liens, charges, and all other matters arising from such liabilities or guarantees, whether arising prior to or subsequent to the effective date of such closing, except for unknown liabilities arising prior to the effective date of such closing and not taken into account in calculating the Defaulting Partner's Purchase Price.

                                 ARTICLE X
                           FAILURE OF A PARTNER TO BE
                           --------------------------
                               PROPERLY LICENSED
                               -----------------

          10.1  Failure to be Properly Licensed.  Upon the failure of any
                -------------------------------
Partner or any of its partners (or any of their indirect owners) to be properly Licensed as required by the applicable authorities (which Licenses shall be obtained and retained at each such person's or entity's sole expense) and provided such failure is not cured to the satisfaction of such authorities within thirty (30) days of the date that management of the Partner learns or should have learned of such event in respect of the Partner (or any of its direct or indirect equity owners), then the Partner which fails to be so properly Licensed may elect to submit an Offering Notice to the other Partner pursuant to Section 8.1, provided such failure occurs after the expiration of the Lock-in Period. If such failure occurs prior to the expiration of the Lock-in Period, then the Partner which fails to be so properly Licensed shall be a defaulting partner ("Defaulting Partner") for purposes of Article IX only. The other Partner ("Non-Defaulting Partner") shall have the right, but not the obligation, to implement as the Non-Defaulting Partner the buy/sell procedures set forth in Article IX by written notice to the Defaulting Partner within ten
(10) business days after the date that the Defaulting Partner learns or should have learned of its failure to be properly Licensed. If such notice is not provided by the Non-Defaulting Partner to the Defaulting Partner within such ten
(10) business day period, then the Defaulting Partner may elect to submit an Offering Notice to the Non-Defaulting Partner pursuant to the terms and provisions of Section 8.1 and Article VIII (including the marketing procedures of Section 8.5 if the Non-Defaulting so elects), but without regard to the Lock-in Period or Section 8.6. If the Non-Defaulting Partner timely elects the buy/sell procedures of Article IX and elects not to purchase the Defaulting Partner's interest within the sixty (60) day period pursuant to Section 9.4, then either Partner may thereafter elect to market the assets and liabilities of the Partnership pursuant to Sections 8.1 and 8.5 hereof without regard to the Lock-in Period or Section 8.6 and treating the Appraised Value of the assets of the Partnership less any liabilities (other than any Emergency Loans and Contribution Loans) as of the date of the Non-Defaulting Partner's written notice to elect the buy/sell procedures of Article IX as the Minimum Sales Price.

                                   ARTICLE XI
               BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX MATTERS
               --------------------------------------------------

          11.1  Books and Records.  Proper and complete records and books of
                -----------------
account shall be kept by the Managing General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by partnerships engaged in businesses of like character. The Partnership books and records shall be maintained on the accrual basis in accordance with generally accepted accounting principles, consistently applied. The Managing General Partner shall keep at the principal office of the Partnership all of the following:

               (a) A current list of the full name and last known business or residence address of each Partner, together with the Capital Contributions, Partner Loans and the Percentage Share of each Partner;

               (b) Copies of all of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

               (c) Copies of this Agreement and all amendments thereto;

               (d) Financial statements of the Partnership for the six most recent Fiscal Years; and

               (e) The Partnership's books and records for at least the current and past six Fiscal Years.

          11.2 Inspection Rights.  Each Partner and its authorized
               -----------------
representatives shall have the right following notice to the Managing General Partner to have access to, inspect, audit and copy the Partnership's original books, records, files, securities, vouchers, cancelled checks, bank statements, bank deposit slips, bank reconciliation, cash receipts and disbursement records, as applicable, and other documents owned or maintained by or for the Partnership. Each Partner shall be entitled to any additional information reasonably requested and to question any persons with control or otherwise responsible for such books and records.

          11.3 Reports.  Managing General Partner shall prepare or cause to be
               -------
prepared and send to the other Partner an unaudited operating statement of the Partnership and its operations within ten (10) days after the end of each month. Each such operating statement shall set forth income, a balance sheet, and such other information as the other Partner shall reasonably require and shall also include management narratives, analysis of trends and analysis of payable and receivables. Additionally, Managing General Partner shall prepare or cause to be prepared and send to the other Partner unaudited quarterly financial reports within twenty (20) days after the end of each quarter and audited annual financial statements within forty-five (45) days after the end of each Fiscal Year. All financial statements or reports shall be prepared in accordance with generally accepted accounting principles, consistently applied. All audited financial statements or reports shall be done by the

Accounting Firm selected by the Partners pursuant to Section C of Exhibit "D."

          11.4 Bank Accounts.  All funds of the Partnership shall be deposited
               -------------
in its name in an account or accounts maintained with such banking institution(s) as may be approved by the Partners. Funds of the Partnership shall not be commingled with funds of any other person or entity except as otherwise provided in the Management Agreement. All withdrawals from any such bank accounts shall be made only for the purpose of the Partnership and shall be signed by the Managing General Partner or its duly authorized representatives.

          11.5 Tax Matters Partner.  Managing General Partner shall act as the
               -------------------
tax matters partner (as defined in Section 6231 of the Code) for the Partnership and, subject to the provisions of this Section 11.5, is authorized and required to file or cause the Partnership to file any tax returns (at the Partnership's expense) and to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to reasonably expend Partnership funds for professional services and costs associated therewith.

               (a) Filing of Tax Returns.  Managing General Partner as tax
                   ---------------------
     matters partner shall file, or cause to be filed, on a timely basis all federal, state and local income tax returns and income tax reports which are required to be filed by the Partnership and to provide the other Partner with information relating to the Partnership which will allow such Partner to file on a timely basis its federal, state and local income tax returns and reports. Any such returns shall be prepared in accordance with
     Article IV hereof. Within sixty (60) days after the close of the Partnership's taxable year and in no event later than thirty (30) days prior to the filing due date, including extensions, of the Partnership's federal, state and local income tax returns and reports, Managing General Partner shall deliver to the other Partner for its approval (by overnight delivery) draft copies of such returns and reports. On or before the fifteenth (15th) day after such delivery, the other Partner shall either approve the draft tax returns and reports or state in writing any objections in respect of any items. Any unagreed items shall then be resolved in good faith by the mutual agreement of the Partners; provided that if such disagreed items cannot so be resolved within a reasonable time by the Partners, then the Partners shall jointly select a third party arbitrator, which shall be a nationally recognized accounting firm (other than the Accounting Firm), to resolve the impasse and such arbitrator's decision shall be final and binding on the Partners. Thereafter, the returns and reports shall be filed consistent with such resolution.

          No Partner shall treat in its individual federal, state or local income tax return or report, an item of income, gain, loss or deduction in a manner inconsistent with the Partnership's treatment of such item on its approved return or report, without the prior written consent of the other Partner.

               (b) Examination and Audits.  In addition to any other rights
                   ----------------------
     conferred on a Partner (other than the Managing General Partner in its capacity as tax matters partner) by the Code or the Regulations thereunder:

                   (1) Managing General Partner as tax matters partner shall furnish promptly to the Internal Revenue Service a written statement, in accordance with Regulations Section 301.6223(b)-1T (or any successor thereto), which causes the Internal Revenue Service to mail to the other Partner all notices described in Section 6223(a) of the Code (or any successor thereto) (and comparable provisions of state and local income tax laws);

                   (2) Managing General Partner as tax matters partner shall deliver to the other Partner a copy of any notice, letter, request for information, request for inspection of documents, subpoena and any other item of correspondence or other communication or document, including notice of any matter described in Sections 6223(a) or 6223(g) of the Code or the Treasury Regulations promulgated thereunder (or any successor thereto) (and comparable provisions of state and local income tax laws), received by the Managing General Partner (in its capacity as tax matters partner) from the Internal Revenue Service or any state or local taxing authority which is directly related to an administrative proceeding (as defined in Section 6223(a) of the Code (or any successor thereto) (and comparable provisions of state and local income tax laws)) (an "Administrative Proceeding") with respect to the Partnership;

                   (3) Managing General Partner as tax matters partner shall inform promptly the other Partner of any oral request for information received by Managing General Partner (in its capacity as tax matters partner) from, or conference with, the Internal Revenue Service or any state or local taxing authority which is directly related to an Administrative Proceeding with respect to the Partnership;

                   (4) Managing General Partner as tax matters partner shall confer with the other Partner and its counsel before responding to any notice, letter, request for information, request for inspection of documents, subpoena or other correspondence or item of communication or document received by Managing General Partner (in its capacity as tax matters partner) from or oral request made by the Internal Revenue Service or any state or local taxing authority which is directly related to an Administrative Proceeding with respect to the Partnership; and

                   (5) The Partners shall jointly make all decisions for the Partnership and the Partnership shall take such actions as the Partners mutually deem appropriate with respect to (i) any federal, state or local contest of any partnership item (as defined in Section 6231(a)(3) of the Code (or any successor thereto) (and comparable provisions of state and local income tax laws)) of the Partnership (a "Partnership Level Income Tax Matter"); (ii) any audit of any federal, state or local income tax return or income tax report filed by or on behalf of the Partnership; (iii) any conference concerning any 30-day letter or similar document issued to the Partnership by the Internal Revenue Service or any state or local taxing authority; (iv) the decision whether or not to (A) pursue litigation, and the selection of the litigation forum, if any, of any final partnership administrative adjustment, or (B) any request for an administrative adjustment of partnership items; (v) the negotiation of a settlement of any protest filed in the United States Tax Court; (vi) the negotiation of a settlement of any refund suit in any United States District Court or the United States Claims Court; (vii) the decision whether or not to pursue an appeal of a decision of the United States Tax Court, a United States District Court or the United States Claims Court and the negotiation of a settlement of such appeal; and (viii) the negotiation of a settlement of any litigation concerning a state or local income tax matter of the Partnership.

               (c) Income Tax.  For purposes of this Section 11.5, the term
                   ----------
     "income tax" shall include, without limitation, (i) state franchise taxes which are based upon or measured by net income, and (ii) interest and penalties associated with such franchise or income taxes.

          11.6 Accounting.
               ----------

               (a) Joint Approval.  Any elections of the Partnership with
                   --------------
     respect to federal or state income taxes or financial accounting shall be made by the joint agreement of the Partners as a Major Decision pursuant to Section C of Exhibit "D."

               (b) Fiscal Year.  The fiscal year ("Fiscal Year") and the taxable
                   -----------
     year of the Partnership shall be the calendar year.

                                 ARTICLE XII
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP
                 ----------------------------------------------


          12.1  Retirement, Withdrawal or Bankruptcy of Partner; Admission of
                -------------------------------------------------------------
New Partners.  The retirement, withdrawal, bankruptcy or other cessation to
- ------------
serve as a partner of the Partnership by either Partner shall not dissolve the Partnership, but the business of the Partnership shall be continued by a successor general partner ("Successor Partner") to be selected by the remaining Partner within ninety (90) days of such retirement, withdrawal, bankruptcy, or other cessation to serve by such Partner. The admission of new partners into the Partnership in accordance with the terms of this Agreement shall not dissolve the Partnership.

          12.2  Events Causing Dissolution.  The Partnership shall be dissolved
                --------------------------
upon the first to occur of any of the following events:

               (a) The expiration of the term of the Partnership as provided in
     Section 2.8, unless all Partners agree to extend the term of the Partnership past the date set forth in Section 2.8;

               (b) The sale or other disposition by the Partnership of all or substantially all of its assets; or

               (c) The written consent of both Partners; or

               (d) The retirement, withdrawal, bankruptcy or other cessation to serve by either Partner followed by the failure of the remaining Partner to select a successor Partner within ninety (90) days thereafter in accordance with Section 12.1.

          12.3 Winding Up and Liquidation.
               --------------------------

               (a) Upon the dissolution of the Partnership, caused by other than the termination of the Partnership under Section 708(b)(1)(B) of the Code (in which latter case the Partnership shall remain in existence in accordance with such Section), the General Partners shall proceed to the winding up and liquidation of the affairs of the Partnership. For the purposes of this Agreement, a liquidation shall be considered to occur upon the earlier upon which the Partnership is terminated under Section 708(b)(1) of the Code, or the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Partners), and with respect to a Partner wherein the Partnership is not in liquidation, the liquidation of a Partner's Partnership interest under Section 1.761-1(d) of the Regulations. The holders of interests in the Partnership shall continue to share distributions, profits, losses and allocations during the period of liquidation in accordance with Articles IV and V. Unless all Partners agree otherwise, the person(s) winding up the Partnership's affairs shall not be entitled to any special compensation for such activities.

               (b) The Partnership's assets (other than cash) shall be sold pursuant to the agreement of the Partners as a Major Decision pursuant to Section C of Exhibit "D," as is promptly consistent with obtaining a fair value therefor, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid, and all resulting items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners in accordance with Article IV of this Agreement. The proceeds from such sales shall be distributed in the following order of priority:

                   (i) First, to the payment and discharge of all of the Partnership's debts and liabilities, including liabilities to Partners to the extent permitted by law (other than Emergency Loans pursuant to Section 3.5, Contribution Loans pursuant to Section 3.4 and Partner Loans and liabilities for distributions pursuant to Sections 3.5 and Article V, respectively), except the claims of secured creditors whose obligations will be assumed or otherwise transferred upon liquidation of the Partnership's assets;

                   (ii) Second, to establish any reserves which the General Partners may deem necessary appropriate or desirable for any future, contingent or unforeseen liabilities, obligations, or debts of the Partnership or of the General Partners (other than any Emergency Loans, Contribution Loans and Partner Loans) arising out of or in connection with the Partnership which are not yet payable or have not yet been paid as determined as a Major Decision pursuant to Section C of Exhibit "D." Such reserves may, but are not obligated to, be paid over by the General Partners to an independent escrow holder, designated by the General Partners, to be held by it for the purpose of disbursing such reserves in payment of any of such liabilities, obligations and debts and, at the expiration of such period as the General Partners shall deem necessary, advisable or desirable, to distribute the balance thereafter remaining in the manner provided below;

                   (iii) Third, to the Emergency Loan Partners to repay their Emergency Loans in the order specified in Section 3.5, subject to the Partner Loan provisions of such section;

                   (iv) Fourth, to the Contribution Loan Partners to repay their Contribution Loans in the order specified in Section 3.4; and

                   (v) Fifth, notwithstanding the Partners' Capital Account balances, to the Partners in accordance with Article V hereof.

          12.4 Time of Liquidation.  A reasonable time shall be allowed for the
               -------------------
orderly liquidation of the properties and other assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize, to the extent it deems practicable, advisable or desirable, the normal losses attendant upon a liquidation.

          12.5 Negative Capital Account Restoration; Recourse Liabilities.   No
               ----------------------------------------------------------
Partner shall have any liability to restore any closing deficit balance in the Partner's Capital Account. Notwithstanding anything in this Section 12.5 or
Article III to the contrary, the Partners are liable for any recourse liabilities or other recourse indebtedness of the Partnership in accordance with their Percentage Shares if cash or other property of the Partnership is unavailable for such purpose, and each Partner agrees to indemnify the other Partner to the extent the other Partner satisfies more than its Percentage Share of all or any portion of such liability that has been satisfied by it and the other Partner.

          12.6  No Third-Party Beneficiary.  Any agreement to pay any amount and
                --------------------------
any assumption of liability herein contained, express or implied, shall be only for the benefit of the Partners and their respective heirs, successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement. In this regard, it is hereby expressly agreed and understood that any right of the Partnership or the Partners to require any loans or other contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement.


                                  ARTICLE XIII
                            ARBITRATION OF DISPUTES
                            -----------------------


          13.1 In General.  Any controversy or claim arising which in this
               ----------
Agreement is expressly provided herein to be resolved by arbitration, shall be resolved by binding arbitration in accordance with the Rules of the American Arbitration Association Governing Commercial Arbitration ("Rules"), subject to the following additional provisions:

               (a) The Partner seeking arbitration ("Demanding Partner") shall deliver a written notice of demand to resolve the dispute (the "Demand") to the other Partner ("Non-Demanding Partner"). The Demand shall include a brief statement of the Demanding Partner's claim or controversy, the amount thereof, and the name of the proposed Qualified Person to decide the dispute ("Arbitrator"). Within ten (10) days after receipt of the Demand, the Non-Demanding Partner against whom a Demand is made shall deliver a written response to the Demanding Partner. Such response shall include a short and plain statement of the Non-Demanding Partner's defenses to the claim and shall also state whether such Partner agrees to the Arbitrator chosen by the Demanding Partner. If the Non-Demanding Partner fails to agree to the Arbitrator chosen by the Demanding Partner, then such Non-Demanding Partner shall state in its response the name of the proposed Qualified Person chosen by such Non-Demanding Partner as the proposed Arbitrator. If the Non-Demanding Partner fails to deliver its written response to the Demanding Partner within ten (10) days after receipt of the Demand, or if the Non-Demanding Partner fails to select in its written response a proposed Arbitrator, then the Arbitrator selected by the Demanding Partner shall serve as the Arbitrator.

               (b) The locale of the arbitration shall be in Los Angeles, California.

               (c) If the Non-Demanding Partner selects a proposed Arbitrator different than the Arbitrator selected by the Demanding Partner, and such selection is indicated by the Non-Demanding Partner in its written response to the Demanding Partner made within ten (10) days after receipt of the demand, then the parties shall, for ten (10) days after the Demanding Partner's receipt of the Non-Demanding Partner's written response to the Demand, attempt to agree upon an Arbitrator. If the parties cannot agree upon an Arbitrator within said ten (10) day period, then a single neutral Arbitrator shall be appointed pursuant to the Rules; provided, however, that in all events the neutral Arbitrator must be a Qualified Person.

               A Qualified Person for purposes of this Article XIII is, in the case of any matter involving a legal question arising under the Agreement, a retired judge from the County of Los Angeles or Orange. In the case of any matter involving a business question arising under the Agreement, then a Qualified Person is an independent accountant, other than from the Accounting Firm, with at least five (5) years experience with respect to gaming club operation(s) and with reasonable expertise to decide the questions at issue. If the matter in controversy involves a mixed question of both law and business, then a Qualified

     Person may be either such a retired judge or independent accountant. The Arbitrator shall have the right to retain and consult experienced and competent authorities skilled in the matters under arbitration.

               (d) The Arbitrator's powers shall be limited as follows: The Arbitrator shall follow the substantive laws of the State of California ("California Law"), and the rules of evidence of California, and his/her decision shall be subject to review thereon as would the decision of the superior court of the State of California sitting without a jury. In rendering any decision or award, the Arbitrator shall not add to, subtract from, or otherwise modify the provisions of this Agreement. The Arbitrator shall follow the terms of this Agreement. Judgment may be entered on the determination and award made by the Arbitrator or any court of competent jurisdiction and may be enforced in accordance with the Laws of the State of California.

               (e) The costs of the resolution (including all reporter costs) shall be split equally between the Partners, provided, however, that such costs, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in full or in part, by the Arbitrator, in his/her discretion, to the prevailing party. Unless the Arbitrator so awards attorneys' fees, each Partner shall be responsible for its own attorneys' fees.

               (f) To the extent possible, the arbitration hearings shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the hearings.

               (g) In connection with any arbitration proceedings commenced hereunder, either Partner shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

               (h) The Arbitrator shall render his/her decision(s) concerning the substantive issue(s) in dispute in writing. The written decision shall be sent to the parties no later than fifteen (15) days following the last hearing date.

               (i) All hearings shall be concluded within four (4) months from the day the Arbitrator is selected or appointed.

               (j) If any of the provisions relating to arbitration are not adhered to or complied with either party may petition any court of competent jurisdiction for appropriate relief.

          13.2  Procedures and Discovery.  The parties hereby agree that in any
                ------------------------
such arbitration each party shall be entitled to discovery of the other party as provided by California Law; provided, however, any such discovery shall be completed within three (3) months from the date the Arbitrator is appointed, unless such period is extended by agreement of the parties and any disputes concerning discovery shall be determined by the Arbitrator with any such determination being binding on the parties. The Arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California Law to the extent not inconsistent with this Agreement. The Arbitrator shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The Arbitrator shall not have the power to commit errors of law or legal reasoning and award may be vacated on any grounds specified in 9 United States Code Sections 10 or 11 or if such award (i) contains material errors of applicable law; (ii) is in manifest disregard of applicable law; or (iii) is arbitrary or capricious. The parties further agree that arbitration proceedings must be instituted within one (1) years after the claimed breach occurred, and that the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of claims.

          13.3 No Timely Decision.  If for any reason whatsoever the written
               ------------------
decision and award of the Arbitrator shall not be rendered within the time limits set forth in this Article XIII, either party may apply to a court located in Los Angeles County, California, venue being stipulated conclusively to be in Los Angeles County, California and governing law to be California substantive law by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Agreement.

          13.4 Extension of Time.  Any time periods for performance of a matter
               -----------------
submitted to arbitration hereunder shall be extended by the amount of time taken by the arbitration.

                                  ARTICLE XIV
                               EVENTS OF DEFAULT
                               -----------------


          14.1 Definitions and Cure Periods.  The occurrence of any of the
               ----------------------------
following events shall constitute a default ("Event of Default") hereunder on the part of the Partner with respect to whom such event occurs ("Defaulting Partner") if within thirty (30) calendar days following notice of any non-monetary default or if within ten (10) calendar days following notice of the nonpayment of monies, the Defaulting Partner fails to pay such monies, or in the case of non-monetary defaults fails to commence substantial efforts to cure such default or, having commenced to cure, thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in paragraphs (d) through (j) shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such paragraph:

               (a) the failure by a Partner to make any Emergency Loan to the Partnership as required pursuant to the provision of Section 3.5;

               (b) the violation by a Partner of any of the restrictions set forth in Article VII of this Agreement upon the right of a Partner to Transfer, directly or indirectly, its Partnership interest or any portion thereof;

               (c) a Non-Lending Partner fails to repay a Partner Loan at the maturity date thereof pursuant to Section 3.5;

               (d) institution by a Partner of proceedings of any nature under any law, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Partner is seeking relief as a debtor;

               (e) a general assignment by a Partner for the benefit of creditors;

               (f) the institution by a Partner of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or effective;

               (g) the institution against a Partner of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of sixty (60) calendar days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

               (h) a proposed plan or arrangement is adopted or other action by a Partner's creditors is taken as a result of a general meeting of the creditors of such Partner;

               (i) the appointment of a receiver, custodian, trustee or like officer, to take possession of assets having a value in excess of One Hundred Thousand Dollars ($100,000) of a Partner if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Partner of its obligations under this

     Agreement, which receivership remains undischarged for a period of thirty
     (30) calendar days from the date of its imposition;

               (j) attachment, execution or other judicial seizure of all or any substantial part of a Partner's assets or of a Partner's Partnership interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than One Hundred Thousand Dollars ($100,000) and remaining undismissed or undischarged for a period of thirty
     (30) calendar days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by said Partner of its obligations under this Agreement; provided, however, that said attachment, execution or seizure shall not constitute an Event of Default hereunder if said Partner posts a bond sufficient in amount to fully satisfy the amount of such claim of judgment within thirty (30) calendar days after the levy thereof and the Partner's assets are thereby released from the lien of such attachment;

               (k) a material default in the performance of or failure to comply with any other material agreements, material obligations or material undertakings of a Partner herein contained; and

               (l) fraud, misrepresentation or breach of fiduciary duty by a Partner.


                                   ARTICLE XV
                                   AMENDMENTS
                                   ----------


          This Agreement may not be amended in whole or in part without the prior written consent of both Partners.


                                  ARTICLE XVI
                                 MISCELLANEOUS
                                 -------------

          16.1 Notices.  All notices or other communications required or
               -------
permitted hereunder shall be in writing and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier or delivery service; (iii) registered or certified mail (with postage prepaid and return receipt requested); or (iv) telegraph, telex, telecopy, or cable. Any such notice or other communication shall be deemed received and effective upon the earlier of (i) if personally delivered, the date of delivery to the address of the party to receive such notice; (ii) if delivered by overnight commercial carrier or delivery service, one (1) day following the receipt of such communication by such carrier or service, as the case may be; (iii) if mailed, forty-eight (48) hours after the date of posting as shown on the sender's registry or certification receipt; (iv) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (v) if given by telex or telecopy, when sent. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 16.1. The address for purposes of the giving of notices hereunder (i) to the Partnership is the address set forth in Section 2.4 and (ii) to a Partner is the address set forth for such Partner in Section 2.7. Notice of change of address shall be given by written notice in the manner detailed in this Section 16.1. Rejection or other refusal to accept, or the inability to deliver, because of a changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication.

          16.2 Construction of Agreement.  The Article and Section headings used
               -------------------------
in this Agreement are for reference purposes only, and are not intended to be used in construing this Agreement. Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit in this agreement shall be deemed to include this reference and incorporation. As used in this Agreement, the masculine gender shall include the feminine and neuter, and singular number shall include the plural, and vice versa. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of California. Except to the extent that applicable California law is inconsistent with the provisions of this Agreement (in which case this Agreement shall apply to the extent legally permissible), the provision of applicable California law shall apply to the Partnership. Each party hereto acknowledges, represents, and warrants that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; (iii) each such party hereto and such party's independent counsel have reviewed this Agreement; and (iv) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto.

          16.3 Successors and Assigns.  Subject to the restrictions against
               ----------------------
transfers set forth in Article VI this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

          16.4 Entire Agreement.  This Agreement and the Exhibits contain the
               ----------------
entire understanding among the parties hereto and superseded any prior or contemporaneous understanding, correspondence, negotiations, or agreements between them respecting the within subject matter. No alteration, modification, or interpretation hereof shall be binding unless in writing and signed by all the Partners.

          16.5 Counterparts and Execution.  This Agreement may be executed in
               --------------------------
multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute one (1) Agreement, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart.

          16.6 Attorneys' Fees.  Certain specified disputes pursuant to this
               ---------------
Agreement shall be resolved by binding arbitration pursuant to Article XIII.
Any other disputes pursuant to this Agreement may be resolved by litigation. With respect to disputes resolved by litigation, the party prevailing in such arbitration, whether by out-of-court settlement or final judgment, shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees reasonably incurred in such litigation. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys' fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment, (ii) post-judgment motions, (iii) contempt proceedings; (iv) garnishment, levee, and debt or and third-party examinations; (v) discovery; and
(vi) bankruptcy litigation.

          16.7 Severability.  If any provision of this Agreement, or the
               ------------
application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          16.8      Additional Documents.  Each party hereto agrees to execute,
                    --------------------
with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the Partnership and the achievement of its purposes, specifically including (i) all amendments to this Agreement and such certificates and other documents as the Managing General Partner deems necessary or appropriate to form, qualify or continue the Partnership as a general partnership in all other jurisdictions in which the Partnership conducts or plans to conduct business and (ii) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Partnership or its Partners by the laws of the United States of America, the State of California, or any other state in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof.

          16.9 No Right to Partition.  No Partner shall have the right to bring
               ---------------------
an action for partition against the Partnership. Each of the Partners hereto waives any and all right which it may have to maintain an action to partition Partnership property.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates.

                              "MANAGING GENERAL PARTNER"

                              BELL JACKPOT CLUB, L.P., a
                              California limited partnership

                              By:  Bell Jackpot Promote, L.P.,
                                    its general partner

                              By:  Bell Jackpot, Inc., its
                                    general partner



Dated: _____________          By:  _________________________

                              Title: _______________________



Dated: _____________          _______________________________

                              By:  __________________________

                              Title: ________________________



                              "GENERAL PARTNER"

                              SANTA ANITA _________

Dated: _____________          By:   ___________________________

                              Title: _________________________